UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Parsons Corporation

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Notice of 2025

Annual Meeting

of Stockholders

and Proxy Statement

April 15, 2025

Carey Smith, Chair, President and Chief Executive Officer

To Our Shareholders

Parsons Corporation celebrated our 80th anniversary in 2024, commemorating eight decades of innovation, growth, and results. Since 1944, our focus on our people and delivering solutions to our customers’ most challenging missions has guided our company and propelled our success. As we reflect on 2024, I am excited to share how our commitment to these principles led to us delivering record results. That same commitment also underpins our future, where we’re capitalizing on our momentum and on our strong positioning in both of our business segments to deliver the next 80-plus years of growth and success.

Parsons’ laser focus on our strategy and our growth across our six core markets led to another year of strong organic growth, including double-digit growth in both segments and all four profit and loss business units, and over 20% organic growth for the second consecutive year. And in our 80th year, we’ve continued to drive forward by setting records across all major financial metrics including awards, revenue, net income, adjusted EBITDA, and cash flow.

Strategy: Our robust financial results reflect our growth strategy and our evolution as a high-value solutions integrator that differentiates with software and digital enablement. As a company focused on our customers’ emerging challenges, we imagine next by creating the future of national security and global infrastructure. Our exquisite and purpose-built federal portfolio delivers operationally relevant cyber, space, missile defense, electronic warfare, and critical infrastructure protection solutions. Capitalizing on unprecedented global spending, our domain expertise, and our reputation for performance, our critical infrastructure segment provides key transportation, environmental remediation, and urban development projects throughout North America and the Middle East. By executing our strategy and accomplishing our customers’ most critical missions, we have been able to capitalize on the positive tailwinds in both our Federal Solutions and Critical Infrastructure segments.

At Parsons, we focus on people first and promote our uniquely collaborative and entrepreneurial culture. This year our approximately 20,000 people continued to demonstrate that they can deliver solutions to our customers’ most important needs, whether designing the world’s largest entertainment center in the Middle East; serving as the delivery partner for the Hudson Tunnel project (the largest investment for a mass transit project in modern history); securing our nation’s borders; developing innovative solutions that help secure our nation through important digital signal processing, electronic warfare, and cyber capabilities; or coordinating space traffic management for not just the defense and intelligence communities but also private and civil space operators.

We continue to be a preferred acquiror and integrator of selective and accretive assets. Our preemptive approach to acquisitions ensures that we pay the right price for companies that exceed our financial thresholds, fit the Parsons culture, and share our passion for delivering solutions for the national security and critical infrastructure markets.

As we enter 2025 and my fourth year as Parsons CEO, I am even more enthused about our prospects. We operate in six growing, enduring, and profitable core end markets and high-growth geographies. We perform with speed and agility and have the breadth and depth of a company that can tackle our customers’ most complex challenges. Our long-term tailwinds span both segments. The peak in planned infrastructure spend will not occur until 2028–2030, and there is a strong global demand for more. Our PFOS/PFAS full life-cycle capabilities and advanced destructive technologies position us to help solve public health crises. The threats to our nation have never been more concerning as we face the full breadth of near-peer threats, nation state actors, and domestic and international terrorism.

It's an important time for the world and our nation to have disruptive technology companies that can deliver immediate solutions. Parsons is that company.

2024 Results – Unique And Complementary Portfolio Drives Strong Growth

Although we have six core markets and operate in worldwide geographies, what binds Parsons is our focus on delivering a better world through innovative solutions and technology differentiation. Our synergistic and unique portfolio enables us to leverage capabilities across the entire company to drive strong growth.

Financial Results: In 2024, we set records for all major financial metrics: industry-leading double-digit revenue growth in both our Federal Solutions and Critical Infrastructure segments; net income; adjusted EBITDA, which also grew faster than revenue; and all-time highs for cash flow and contract awards. These are the best results that Parsons has delivered since our initial public offering.

Total revenue for fiscal year 2024 was $6.8 billion, a 24% increase from the prior year and up 22% on an organic basis. This is on top of the 23% organic growth achieved in 2023. Fiscal year 2024 net income of $235 million increased 46%, adjusted EBITDA of $605 million increased 30% from 2023, and adjusted EBITDA margin increased 50 basis points, to 9.0%. Operating cash flow for the full year increased 28% to $523 million dollars and our free cash flow conversion was 117% for the year. Awards exceeded $7 billion for the first time in our history as contract award activity experienced double-digit growth in both segments. Winning and ramping up new business, delivering on contract growth, and strong hiring and retention were key drivers to achieving these outstanding results.

Acquisitions: As part of our strategy to continue to evolve as a high-value solutions integrator that differentiates with software and digital enablement, we acquired two preeminent companies, one in the Federal Solutions segment and one in the Critical Infrastructure segment. Both acquisitions were well-received by our customers and the market as our M&A team was recognized as Deal Team of the Year by the Association for Corporate Growth.

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BlackSignal Technologies is a transaction valued at $200 million. As a next-generation digital signal processing, electronic warfare, and cybersecurity provider, BlackSignal enhances Parsons’ customer base and end-to-end capabilities.
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BCC Engineering expands our transportation engineering capabilities in a transaction valued at $230 million. This acquisition strengthens our position as an infrastructure leader in program management and design engineering and positions us as the #1 consultant in South Florida.

Growth: Our record contract award activity in 2024 was driven by our overall win rates of 72%, the highest level our company has achieved. Trailing 12-month book-to-bill was 1.0x for Parsons and both operating segments.

We continued to win global programs of strategic importance. These include North America infrastructure projects such as the Gateway Hudson Tunnel, Honolulu Authority for Rapid Transportation city center guideway and stations, Newark Air Train, and Georgia State Route 400. Our Middle East infrastructure business continued to win key projects across the region, including a new luxury mountain tourism destination and management of Riyadh’s roads network. In the Federal Solutions segment, we won important work, including directed-energy laser systems, nuclear smuggling detection and deterrence, electronic warfare, cyber, and intelligence. We grew our presence in the important INDOPACOM region with wins in Guam and Kwajalein. Also, in both our Middle East infrastructure and federal businesses, we expanded our work with confidential customers.

Strategic Investment: We continued to make investments in high-growth areas, including artificial intelligence; cyber; biometrics; counter unmanned air systems; PFOS/PFAS; and assured position, navigation, and timing. Additionally, we have invested throughout the year in classified facilities, networks, and communications.

Program Execution:

We achieved key milestone performance throughout the year and, most importantly, wrapped up our two legacy critical infrastructure construction projects by accomplishing substantial completion on both and achieving the final certification on one. It is important to have the performance execution complete to enable continued margin expansion in the Critical Infrastructure segment.

Our customers also recognized our program performance with key awards:

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GovCon Company of the Year from the Professional Services Council and Northern Virginia Chamber of Commerce
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DefenseNews Top 100 (#41)
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Top three Engineering News-Record (ENR) global company recognition in three categories: program management, construction management, and program/construction management for-fee
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Parsons’ Newark Liberty International Airport Terminal A joint venture named the World’s Best New Airport Terminal by global airport evaluation firm Skytrax
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I-270 North Design-Build recognized as one of American Public Works Association’s 2024 Transportation Projects of the Year
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East Side Access earned the Empire Award from American Council of Engineering Companies of New York
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Kicking Horse Canyon Phase 4 named ENR’s Global Best Road/Highway Project

Responsible Corporation

Parsons has an 80-year history of cultivating a responsible enterprise, underpinned by our core values. CARE (Cultivating a Responsible Enterprise) is the heart of our people-first culture, and we continue to imagine next by contributing to the communities where we live, work, and play through charitable contributions and volunteerism. We are very proud to be named one of Ethisphere’s World’s Most Ethical Companies for the 15th consecutive year. Additionally, this year we were recognized as #8 on the Forbes Most Trusted Companies in America list.

As a company focused on our nation’s security, we proudly support those who’ve served in our armed forces. For 17 years, we have partnered with the Tragedy Assistance Program for Survivors and raised more than $1.4 million during this time.

The Future

The world keeps changing. We face strategic competition with near-peer nation states, and multiple regional conflicts are fueling global instability. Increasingly aggressive cyber-attacks are on the rise and continue to threaten our infrastructure. Both domestic and international terrorism have resurged. There is unmatched need for global infrastructure improvement. There will be implications from new technologies.

What is needed in a time of change is a company of stability. A company that predicts the future and is prepared to address its needs and challenges. A company that can react with speed and deliver solutions that matter. That’s Parsons.

In closing, I want to thank our nearly 20,000 employees for delivering results for our customers and shareholders in 2024. You make a difference every day for our communities, our country, and the world.

Carey Smith

Chair, President, and CEO

NOTICE OF PARSONS CORPORATION 2025 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m. (EDT), April 15, 2025

Place:	Virtual Meeting accessible via: www.virtualshareholdermeeting.com/PSN2025.

Agenda:	1. The election of four director nominees named in the proxy statement;

2. The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2025;

3. A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement; and

4. The transaction of any business that may be properly brought before the annual meeting.

The Board of Directors recommends that you vote FOR Proposals 1, 2, and 3.

Record Date:	Only holders of record of the Company’s common stock on February 14, 2025 will be entitled to vote at the annual meeting.

Date of Distribution:	This proxy statement and the accompanying materials are being mailed to stockholders on or about March 3, 2025.

Proxy Voting:

Your vote is important. Whether or not you plan to attend the annual meeting, you may access electronic voting via the Internet or the automated telephone voting feature, both of which are described on your enclosed proxy card, or you may sign, date, and return the proxy card in the envelope provided. If you plan to attend the annual meeting, you may vote in person.

On Behalf of the Board of Directors,

/s/ Michael R. Kolloway

Michael R. Kolloway

Chief Legal Officer and Secretary

March 3, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 15, 2025. This Notice of Annual Meeting and Proxy Statement and our 2024 Annual Report are available at www.parsons.com.

COMPENSATION DISCUSSION AND ANALYSIS	27

Executive Summary	28

i

OTHER BUSINESS	75

IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND PROXY PROCEDURES	76

Appendix A: Reconciliation of Non-GAAP Metrics	A-1

ii

PROXY STATEMENT SUMMARY

This summary highlights certain information contained elsewhere in this proxy statement. The summary does not contain all of the information that you should consider, and you should review our Annual Report on Form 10-K for the year ended December 31, 2024 and the entire proxy statement carefully before voting.

Unless the context otherwise requires, (i) the terms “Parsons,” “the Company,” “we,” “us” and “our” refer to Parsons Corporation and its consolidated subsidiaries, (ii) “our Board” or “the Board” means the Board of Directors of the Company; (iii) “stockholder” means holders of our common stock; and (iv) “you,” “your,” “yours,” or other words of similar import in this proxy statement refers to stockholders entitled to vote on the matters to be presented at the annual meeting.

2024 Annual Meeting of Stockholders

Date and Time:	April 15, 2025 at 9:00 a.m. EDT

Place:	Virtual Meeting (www.virtualshareholdermeeting.com/PSN2025)

Record date:	February 14, 2025

Admission:

Annual meeting admission is limited to our registered and beneficial stockholders as of the record date and persons holding valid proxies from stockholders. Admission to our annual meeting requires proof of your stock ownership as of the record date, and valid, government-issued identification. See “Important Information about Annual Meeting and Proxy Procedures” in this proxy for additional information.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2024 Annual Meeting of Stockholders:

Proposal	Description	Board’s Voting Recommendation	Page Reference

No. 1	Election of four director nominees	FOR each nominee	7

No. 2	Ratification of appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered accounting firm for fiscal year 2025	FOR	73

No. 3	A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis (“CD&A”) of the proxy statement	FOR	74

How to Vote

Stockholders as of the record date may vote in person at the meeting or vote in advance by submitting a proxy by Internet, telephone, or mail as follows:

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In person by attending the Annual Meeting and following the instructions provided in the Notice;
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Via the Internet by following the instructions provided in the Notice;
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If you request printed copies of the proxy materials by mail, by filling out the proxy card included with the materials; or
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By calling the toll-free number found on the proxy card or the Notice

Company Performance and 2024 Highlights

We are very proud of our accomplishments in 2024:

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Record Revenue of $6.8 billion
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Record net income of $235.1 million
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Record adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $605 million
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Record cash flow from operating activities of $524 million
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Achieved significant improvement in retention and record recruiting
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Completed the acquisition of BCC Engineering, LLC to enhance our capabilities in planning, design, and management services for transportation, civil, and structural engineering services in Florida, Georgia, Texas, South Carolina, and Puerto Rico, areas receiving increased transportation funding under the Infrastructure Investment and Jobs Act
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Completed the acquisitions of Black Signal Technologies, LCC to expand our customer base across the Department of Defense and Intelligence Community and significantly strengthen our positioning with full-spectrum cyber and electronic warfare, while adding new capabilities in the counterspace radio frequency domain, markets anticipated to grow more than 10% annually with double-digit margin expectations
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Won fifteen large contracts each worth more than $100 million or more in growing and enduring markets
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Achieved notable recognition as an employer of choice and achieved several notable awards as highlighted throughout the document

We calculate adjusted EBITDA as net income attributable to Parsons Corporation, adjusted to include net income attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that we do not consider in our evaluation of ongoing operating performance. These other items include, among other things, impairment of goodwill, intangible and other assets, interest and other expenses recognized on litigation matters, expenses incurred in connection with acquisitions and other non-recurring transaction costs, equity-based compensation, and expenses related to our corporate restructuring initiatives. EBITDA and adjusted EBITDA are non-GAAP metrics, and we include a reconciliation of both EBITDA and adjusted EBITDA to net income for fiscal years 2024 and 2023 as Appendix A. It is an important component of our compensation programs described in this proxy statement.

Our Board of Directors

This year’s Board nominees include four current Class III Directors—George L. Ball, Ellen M. Lord, Darren W. McDew, and Suzanne M. Vautrinot. Each nominee is listed below along with the continuing Directors, and you can find additional information under “Proposal 1: Election of Directors” beginning on page 7.

Corporate Governance Highlights

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In 2024, nine of our eleven Directors were independent, and the Audit and Risk, Compensation and Management Development, and Corporate Governance and Responsibility Committees are 100% independent
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The Board undertakes an annual evaluation of its performance and the performance of its Committees, and each Committee of the Board undertakes an annual evaluation of the adequacy of each Committee’s charter. In 2024, the Board retained the Miles Group to undertake an independent assessment of the performance of the Board and its Committees.
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The Board of Directors holds regular executive sessions of non-management Directors.
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The Board of Directors conducts an annual discussion on management and succession planning.
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Our investor relations and management teams regularly engage with current and potential investors.
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The Charter of the Compensation and Management Development Committee confirms the Committee’s ability to claw back executive compensation in conformance with the Dood-Frank Act and related regulatory guidelines.
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The CG&R Committee’s charter also confirms the Committee’s responsibility for reviewing and considering all Stockholder proposals and ensuring compliance with all applicable disclosure requirements.
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Parsons’ Insider Trading Policy requires all members of the board of directors and the direct reports of the CEO and the CFO to adopt SEC Rule 10b5-1 trading plans prior to selling any of the Corporation’s securities.
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During fiscal 2024, all incumbent directors attended at least 90% of the aggregate of meetings of the Board of Directors and/or the Committees on which they served.

Executive Compensation Highlights

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Together with our Compensation and Management Development Committee, we are committed to managing a compensation program that is competitive and aligns the interests of our executives with the long-term interests of our stockholders. We continuously seek to evolve our approach and stay connected with the views of our stockholders.
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Our executive compensation programs and policies have been designed to support the development and performance of a strong executive team who are provided with incentives that align with our business strategy and values, attract and retain top talent and address different risks associated with compensation. We provide a total compensation package that fairly and equitably rewards our senior leadership as a team and as individuals, from which we expect superior performance.
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We have designed our executive pay programs to reward executives for positive company performance and align their interests with those of our stockholders by having a significant portion of compensation composed of performance-based or “at-risk” compensation. We provide an appropriate balance of short- and long-term compensation, with payouts based on the Company’s achievement of certain objective financial and non-financial metrics. We have structured our short-term incentive opportunities to focus on the achievement of specific annual financial objectives that will further our longer-term growth objectives. We use our long-term incentive compensation to provide incentives for our executive team to focus on the growth of our overall enterprise value and, correspondingly, to create value for our employee stockholders.
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In designing and implementing our executive compensation programs, we follow practices that promote proper governance and serve the interests of our stockholders, with maximum payout caps in place for annual cash incentives and long-term performance awards.
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For more details on our compensation program, please see our discussion in the CD&A section of this proxy.

Corporate Citizenship Highlights

For 80 years, our core values of safety, sustainability, quality, integrity, and innovation have anchored our business in support of our mission to create the future of national security and global infrastructure. CARE (Cultivating a Responsible Enterprise) is at the heart of our people-first culture, and we continue to Imagine Next by contributing to the communities where we live, work, and play through charitable contributions and volunteerism.

Through our Parsons Gives Back program, we connect people and communities through our support of initiatives and non-profit organizations that align with our core values.

Recognitions and initiatives include:

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We were recognized by Ethisphere as one of the World’s Most Ethical Companies for the 15th consecutive year. The World's Most Ethical Companies assessment is grounded in Ethisphere's proprietary Ethics Quotient®, an extensive questionnaire that requires a company to provide over 240 different proof points on their culture of ethics.
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We proudly support those in active service to our country, armed forces veterans, and military families. In honor of that commitment, we continue our long-standing partnership with TAPS (Tragedy Assistance Program for Survivors), where in 2024 we hosted the 17thannual TAPS

Golf Outing, raising $116,000 for the organization. We are proud that our 17-year partnership with TAPS for this event has raised more than $1,400,000.
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Our 2024 Back2School Giving Campaign continued our initiative to foster the next generation of future innovators (and employees) across the globe. Through partnerships with Kids in Need (US Based), Breakfast Club of Canada (Canada Based), and The Big Heart Foundation (UAE Based), we demonstrated our continued global commitment to teachers and students by donating school supplies, providing nutritious breakfasts, and contributing educational resources and scholarships to underserved students.
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In 2024, Parsons employees logged in 24,266 volunteer hours globally. We recognized three winners for Volunteer of the Year and donated to each of our winner’s charities of choice which included TAPS, Rebecca’s Garden of Hope (RGOH), and Second-Hen’d.
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In recognition of the company’s continued efforts to foster ethical, trusting relationships across stakeholders, Parsons was named the 8th Most Trusted Company in America according to Forbes’ Most Trusted Companies in America 2025 listing. Created in partnership with research companies HundredX, Signal AI and Glassdoor, Forbes’ list combines data on a wide range of factors across four categories: employee trust, customer trust, investor trust, and media sentiment. Parsons was the only member of its peer group in the top 10.

Other notable recognitions include:

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Forbes Magazine – America's Best Employers for Women 2024, Best Employers for New Grads 2024
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22nd Annual Greater Washington Government Contractor Awards – Contractor of the Year (Greater than $300M Category)
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Yukon Government, Yukon Regional Business Sustainability Award – Faro Mine Remediation project, Yukon, Canada
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VETS Indexes 4-star Employer 2024
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Military Friendly Employer 2024 – Designated
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Military Times, 2024 Best for Vets Employers
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2024 Seven Seals Award, Employer Support of Guard and Reserve (ESGR)
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DefenseNews Top 100 for 2024 (#41)
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ACEC New York (The American Council of Engineering Companies), 2024 Engineering Excellence Awards, Category H – Transportation, General Engineering Consultant (GEC)/ Tri-Venture Partners: WSP USA Inc.; STV, Inc; Parsons Corporation for East Side Access - New York, NY
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ACEC California (The American Council of Engineering Companies), Engineering Excellence Awards, SCWD Beach Sewer Tunnel Project, Laguna Beach, CA

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Engineering News-Record (ENR) - Top 500 Design Firms (#15), Top 500 - Top 20 Design by Sector: Transportation (#6), Top 200 Environmental Firms (#45), Top 50 Program Management Firms (#3), Top 50 Construction Management Firms (#3), Top International Design Firms: General Building (#34), Multi-Unit Residential (#7), Transportation (#22), Highways (#14), Mass Transit and Rail (#20), Bridges (#22), Pipelines (#25), Water Supply (#42)

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

Our Board of Directors currently consists of eleven members. In accordance with our certificate of incorporation, our Board of Directors are divided into three classes with staggered three-year terms. At each annual meeting of stockholders after the initial classification, the successors to the Directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our current Directors are divided among the three classes as follows:

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The Class III Directors are George L. Ball, Ellen M. Lord, Darren W. McDew, and Suzanne M. Vautrinot, and their terms will expire at the annual meeting to be held on April 15, 2025. Directors Ball, Lord, McDew, and Vautrinot are seeking re-election at the 2025 annual meeting.
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The Class I Directors are Letitia A. Long, Harry T. McMahon and Carey A. Smith, and their terms will expire at the 2026 annual meeting of stockholders.
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The Class II Directors are Mark K. Holdsworth, Steven F. Leer, M. Christian Mitchell, and David C. Wajsgras, and their terms will expire at the 2027 annual meeting of stockholders; and

Any increase or decrease in the number of Directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.

Class III Election

The four nominees for election as Class III Directors are listed below. If elected, the nominees for election as Class III Directors will serve for a term of three years and until their successors are elected and qualify. Unless you instruct us on the proxy card to vote differently, we will vote signed, returned proxies FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a Director, we may vote such proxies for the election of a substitute nominee designated by the Board.

Class III Nominees

To be elected in, a nominee must receive a plurality of the votes cast. The Corporate Governance and Responsibility Committee and the Board believe that each Class III Nominee brings a strong and diverse set of skills and experiences to the Company, including significant government, public company, financial, and strategic experience, that strengthen our Board’s independent leadership and effectiveness with respect to our business and long-term strategy. The Class III Nominees are as follows:

George L. Ball (Class III) Age: 66 Director Since: 2022

George L. Ball joined Parsons’ Board of Directors in 2022 following his tenure as the corporation’s Chief Financial Officer (CFO) from 2008-2022. As CFO, Ball played an integral role in guiding the transformation of the company and led its IPO in 2019. He joined Parsons in 1995 and served in multiple financial and operational positions with global portfolios prior to serving as CFO. Mr. Ball serves on the board of directors of BrandSafway and has also served on the boards of directors of multiple public and non-profit organizations, including Cornerstone Building Brands, Inc., Wells Fargo Real Estate Investment Corporation, the Ronald McDonald House Charities of Southern California, and the Board of Trustees of the Los Angeles County Arboretum Foundation. He has NACD Directorship (NACD.DC) and cyber certifications. Mr. Ball holds a bachelor’s degree in accounting from Drexel University. We believe that Mr. Ball is qualified to serve on our Board of Directors due to his unique qualifications and skills, as further described in the Skills Matrix set forth in this Proxy Statement.

Ellen M. Lord (Class III) Age: 65 Director Since: 2022 Committees: • Compensation & Management Development • Corporate Governance & Responsibility

Ellen M. Lord served as the Under Secretary of Defense for Acquisition and Sustainment for the United States Department of Defense from August 2017 until January 2021. In this role, she was responsible for all matters about acquisition; developmental testing; contract administration; logistics and materiel readiness; installations and environment; operational energy; chemical, biological, and nuclear weapons; the acquisition workforce; and the defense industrial base. Before her government service, Ms. Lord served as the President and Chief Executive Officer of Textron Systems from October 2012 to August 2017, where she led a multi-billion-dollar company with products and services supporting defense, homeland security, aerospace and infrastructure protection. Prior to that, she served in other leadership positions at Textron Systems and related companies. Ms. Lord is the former Vice Chairman of the National Defense Industrial Association and has previously served on the boards of the U.S. Naval Institute, the U.S. India Business Council and the Defense Technology Initiative. She also serves on the boards of directors of AAR Corporation, Comtech Telecommunications Corporation, and Voyager Space Holdings, and as an advisor to a number of companies. She earned a Master of Science degree in chemistry from the University of New Hampshire and a Bachelor of Arts degree in chemistry from Connecticut College. Ms. Lord currently is an independent consultant for the aerospace, defense and industrial industries. We believe that Ms. Lord is qualified to serve on our Board of Directors due to her unique qualifications and skills, as further described in the Board Skills Matrix set forth in this Proxy Statement.

Gen Darren W. McDew USAF (ret.) (Class III) Age: 64 Director Since: 2020 Committees: • Corporate Governance & Responsibility • Compensation & Management Development

Gen. Darren W. McDew (USAF, Ret.) served as the Commander, United States Transportation Command (USTRANSCOM), where he led the unified combatant command comprised of all the armed services and served as the senior uniformed officer responsible for global air, land, and sea transportation, and patient movement for the Department of Defense. Gen. McDew served with distinction in the United States military for 36 years, with multiple command billets and assignments including Military Aide to the President, Strategic Plans and Policy for the Chairman of the Joint Chiefs, and as Commander, Air Mobility Command. Gen. McDew also serves on the board of directors of Abbott Laboratories, General Electric (GE), and USAA. Gen. McDew contributes significant experience managing large, complex global operations, including strategic planning, security, and risk management, cybersecurity and supply chain infrastructure management, succession planning, and leadership development. He earned his bachelor-of-science degree in civil engineering from the Virginia Military Institute and his master-of-science degree in aviation management from Embry-Riddle Aeronautical University. We believe that Gen. McDew is qualified to serve on our Board of Directors due to his unique qualifications and skills, as further set forth in the Board Skills Matrix set forth in this Proxy Statement.

Major General Suzanne M. “Zan” Vautrinot USAF (ret.) (Class III) Age: 65 Director Since: 2014 Committees: • Audit and Risk • Corporate Governance & Responsibility

Major General Suzanne M. “Zan” Vautrinot, (USAF, Ret.) is president of Kilovolt Consulting, Inc., a cybersecurity strategy and technology consulting firm, and has served as president since October 2013. She has significant space systems experience. Before retiring in October 2013 after 31 years of service, Zan was a Major General in the United States Air Force and served as Commander, 24th Air Force, Air Forces Cyber and Air Force Network Operations, where she oversaw a multi-billion-dollar global cyber enterprise with 14,000 military personnel, civilians, and contractors and over 40 worldwide sites. She serves as a director on the boards of CSX Corp., Ecolab Inc., and Wells Fargo & Company. She was Awarded NACD Directorship 100 and was inducted into the National Academy of Engineering in 2017. Zan earned a bachelor-of-science degree from the United States Air Force Academy, a master-of-science degree from the University of Southern California and is a graduate of the Air Command and Staff and Air War Colleges and was a National Security Fellow at Harvard University. We believe that Ms. Vautrinot is qualified to serve on our Board of Directors due to her unique qualifications and skills, as further set forth in the Board Skills Matrix set forth in this Proxy Statement.

The Board of Directors recommends a vote FOR each of the Class III nominees.

CONTINUING DIRECTORS

The seven Directors whose terms will continue after the annual meeting and will expire at the 2026 annual meeting (Class I) or 2027 annual meeting (Class II) are listed below.

Letitia A. Long (Class I) Age: 66 Director Since: 2020 Committees: • Audit and Risk • Corporate Governance & Responsibility

Letitia A. Long currently serves as chairwoman of the board of directors of the Intelligence and National Security Alliance (INSA). Ms. Long previously served as Director of the National Geospatial-Intelligence Agency from 2010-2014 and as Deputy Director of the Defense Intelligence Agency, Deputy Undersecretary of Defense Intelligence (Planning, Policy & Resources), and Deputy Director of Naval Intelligence for the Department of Defense. Ms. Long serves on the board of directors of T-Mobile U.S., and COPT Defense Properties and is a member of the National Geospatial-Intelligence (NGA) Advisory Board. Ms. Long is member of the Virginia Tech Board of Visitors and provides mentoring and advisory work for the government on space and special reconnaissance programs and has remote earth sensing and geospatial intelligence experience. Ms. Long previously served on the board of directors of Raytheon Company, now part of Raytheon Technologies, from 2015 until 2020 and chaired the Public Policy and Corporate Responsibility Committee. Ms. Long was awarded NACD Directorship 100 in 2020 and was elected to the Virginia Tech Academy of Engineering Excellence. She received her bachelor-of-science degree in electrical engineering from Virginia Polytechnic Institute and State University and her master-of-science degree in engineering from The Catholic University of America.

Harry T. McMahon (Class I) Age: 71 Director Since: 2018 Committees: • Audit and Risk • Compensation & Management Development

Harry T. McMahon spent 32 years in investment banking and has broad experience providing strategic and financial solutions for corporations and institutions worldwide. This includes leading teams on mergers and acquisitions and corporate finance advisory projects, many of which involved industries adjacent to Parsons Corporation, such as infrastructure, engineering, aerospace and defense, enterprise technology, and federal services. He previously served as co-head of Global Corporate Finance at Merrill Lynch and then as Executive Vice-Chairman of Bank of America. He currently serves as a director of Direct Relief, a global provider of humanitarian aid, and as a trustee of Claremont McKenna College, where he previously served as chairman of the board. He earned a bachelor-of-arts degree and honorary doctorate from Claremont McKenna College and a master-of-business administration from the University of Chicago Booth School of Business.

Carey A. Smith (Class I) Age: 61 Director Since: 2020

Carey A. Smith was appointed Chair of the Board of Directors on January 18, 2022. She became President and Chief Executive Officer on July 1, 2021. Ms. Smith was initially appointed as President and Chief Operating Officer in November 2019, Chief Operating Officer in November 2018, and led Parsons’ Federal Solutions business from November 2016. Before joining Parsons, Ms. Smith served in progressive leadership roles at Honeywell International Inc. (“Honeywell”) from 2011 to 2016, including President of the Defense and Space business unit. In total, Ms. Smith has 39 years of industry experience spanning the defense, intelligence and infrastructure markets. Ms. Smtih, serves on the Edison International board of directors, including the Compensation and Executive Personnel and Safety and Operations Committees. She is a National Association of Corporate Directors (NACD) Directorship (NACD.DC) and Cyber Governance Certified. Ms. Smith received an honorary doctorate degree from Ohio Northern University, a master’s degree in electrical engineering from Syracuse University and a bachelor-of-science degree in electrical engineering from Ohio Northern University. She received the GovCon Executive of the Year Award in 2023 and Parsons received the GovCon Company of the Year Award in 2024. Ms. Smith was selected to serve on our board of directors because of the perspective and experience that she brings as our CEO and due to her significant industry and operations experience.

Mark K. Holdsworth (Class II) Age: 59 Director Since: 2006 Committees: • Corporate Governance & Responsibility • Compensation & Management Development

Mark K. Holdsworth is the founder and managing partner of The Holdsworth Group, LLC, a trusted capital partner, advisor and curator of alternative investments for family offices and corporations worldwide. From 1999-2018, Mr. Holdsworth was a Co-Founder, managing partner and an operating partner of Tennenbaum Capital Partners, LLC, a Los Angeles-based private multi-strategy investment firm that was acquired by BlackRock, Inc. in August 2018, and he was a managing director at BlackRock until April 2019. Additionally, Mr. Holdsworth is the chairman of the board of directors of RF Industries, Ltd. (NASDAQ: RFIL) He has over 25 years of board experience and specializes in active management oversight, strategy, M&A activity and complex financings, and assessing quality and performance in a wide variety of corporate sectors. He has also served as a board member or board chairperson of several public and private companies in a variety of industries. Mr. Holdsworth earned a bachelor-of-arts degree from Pomona College, a bachelor-of-science degree from the California Institute of Technology and a master-of-business administration degree from Harvard Business School.

Steven F. Leer (Class II) Age: 72 Director Since: 2013 Committees: • Audit and Risk • Compensation & Management Development

Steven F. Leer is the former chairman of the board of directors of Arch Coal, Inc., a position he held from 2006 to April 2014. Mr. Leer served as director of Arch Coal, Inc. and its predecessor company from 1992 to 2014 and as chief executive officer from 1992 to 2012. As CEO, Mr. Leer successfully managed numerous acquisitions and sales of public and private businesses and has experience with environmental agencies and regulators. In addition, he previously served on the boards of Norfolk Southern Corporation and Cenovus Energy. Mr. Leer is a former regent of the University of the Pacific, a former trustee of Washington University in St. Louis and previously served on the board of directors of USG Corporation. Mr. Leer earned a bachelor-of-science degree in electrical engineering from the University of the Pacific and a master-of-business administration degree from Washington University’s Olin School of Business. Mr. Leer was appointed the Lead Independent Director for Parsons effective April 14, 2022.

M. Christian Mitchell (Class II) Age: 70 Director Since: 2011 Committees: • Audit and Risk • Corporate Governance & Responsibility

M. Christian Mitchell has served on public and private company boards and has gained extensive experience addressing corporate governance and enterprise risk issues in large and complex professional services. Mr. Mitchell was a national managing partner of Deloitte & Touche LLP and previously served as regional managing partner for various practices with the firm, including assurance, enterprise risk services, and financial services. He was also a founding member of the board of directors of Deloitte Consulting. Mr. Mitchell currently serves as a director for Pacific Premier Bancorp, Inc. and AG Mortgage Investment Trust, Inc. and served on the national board of directors of the National Association of Corporate Directors from 2017 to 2019, when his three-year term expired. He is recognized by NACD as a Board Leadership Fellow and was named to the “100 Most Influential People in Corporate Governance” list by Directorship magazine in 2011 and 2012. Mr. Mitchell earned a bachelor-of-science degree in accounting, summa cum laude, from the University of Alabama.

David C. Wajsgras (Class II) Age: 65 Director Since: 2020 Committees: • Audit and Risk • Compensation & Management Development

David C. Wajsgras is the Chief Executive Officer of Intelstat, operator of the world’s first global satellite network and a leader in integrated satellite communications. Intelstat delivers critical broadband connectivity and content distribution that impacts and transforms businesses and communities in more than 200 countries. Mr. Wajsgras become CEO of Intelstat in 2022 and focuses on driving innovation and generating long-term value for the company’s stakeholders across the government, media, mobile network operators, commercial aviation and other mobility sectors. He joined Intelstat after two decades of providing operational, strategic, and financial leadership in both the commercial and defense industries. Previously, Mr. Wajsgras served as president of the Intelligence, Information and Services (IIS) business at the former Raytheon Company, now part of Raytheon Technologies (RTX). Mr. Wajsgras was named to Executive Mosaic’s Wash 100 list of top government contracting leaders for seven years and was also selected as WashingtonExec’s CEO of the year in 2023, Intel Industry Executive of the year in 2019 and Federal Computer Week’s Industry Eagle award winner in 2018. Mr. Wajsgras earned his bachelor-of-science degree in accounting from the University of Maryland and his master-of-business administration from American University.

CORPORATE GOVERNANCE AND GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board and Leadership Structure

Our Board currently consists of eleven Directors, nine of whom are independent. There are no family relationships among our executive officers and Directors. Each incumbent member of the Board attended or participated in 90% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a Director) and (ii) the total number of meetings held by all Committees of the Board on which such person served (during the periods that such person served).

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide effective oversight of management. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board of Directors and Chief Executive Officer (CEO). Our Board of Directors currently believes that our existing leadership structure is effective, provides the appropriate balance of authority between independent and non-independent Directors, and achieves the optimal governance model for us and for our stockholders. The Chair/CEO has the best in depth knowledge of the company’s opportunities and challenges, develops agendas that ensure the Board’s time is focused on the most critical matters, and enhances our ability to communicate our strategy to our stockholders, customers and employees.

Ms. Smith serves as our Chair of the Board of Directors.

Our corporate governance guidelines provide that we have a lead independent Director. Our Lead Independent Director is Steven F. Leer. In that role, he has called meetings of the independent Directors and chaired such meetings, including all executive sessions of the Board of Directors, facilitated communications between our Chair and the independent Directors of the Board of Directors, and reviewed the quantity, quality and timeliness of information provided to the Board, among other duties described in our corporate governance guidelines.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines. The Board and the Corporate Governance and Responsibility Committee are responsible for reviewing and amending these guidelines as they deem necessary and appropriate. The Corporate Governance and Responsibility Committee is responsible for overseeing the system of corporate governance of the Company. The Corporate Governance and Responsibility Committee has reviewed and approved an updated Skills Matrix for Board members (which is included in this proxy statement). The Corporate Governance Guidelines are available without charge on the Investor Relations portion of our website, www.parsons.com.

Codes of Conduct and Ethics

We have adopted written codes of conduct and ethics that apply to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and to third parties with whom we conduct business, including agents, representatives, joint venture partners, consultants and subcontractors. We have posted current copies of these codes on our website, www.parsons.com. In addition, we will post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the codes.

Board Meetings and Attendance

Directors are expected to attend each Board meeting, each meeting of the Committees on which they serve, and the Annual Meeting of Stockholders. During fiscal year 2024, the Board held eight meetings and acted by written consent. Each of our Directors who served as a Director during fiscal 2024 attended 90% or more of the aggregate total number of meetings of the Board (during the time in which they served) and the Board Committees on which he or she served that were held during the time he or she was a director in fiscal 2024.

Risk Oversight

Although management is responsible for the day-to-day management of the risks our company faces, our Board of Directors and its Committees take an active role in overseeing the management of our risks and bear the ultimate responsibility for risk management. The Board of Directors regularly reviews information regarding our operational, financial, legal, data security and strategic risks. Specifically, senior risk management personnel attend quarterly meetings of the Board, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by our Board of Directors.

In addition, our Board of Directors’ Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit and Risk Committee coordinates the Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, risk, related party transactions, code of conduct, data and information security. The Compensation and Management Development Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to our Chief Executive Officer and executive leadership. The Corporate Governance and Responsibility Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our Directors. When any of the Committees receives a report related to material risk, the chair of the relevant Committee will report on the discussion to the full Board of Directors.

Information and Security Risk

Our Chief Security and Risk Officer is responsible for the development, delivery and maintenance of enterprise information, security and risk management programs which safeguard Parsons’ business information, assets, and its supporting infrastructure against unauthorized use, disclosure, modification, damage or loss. Our Security Operations Centers provide continuous monitoring of information systems to prevent, detect, and respond to cyber events and to engage with our Chief Legal Officer to discuss such responses and any appropriate disclosure requirements. We also provide training to our global workforce on cyber security awareness, including online training courses, interactive discussions on information security, and a key role on the corporation’s critical response management committee. Our security control protocols map directly to multiple security compliance frameworks, including ISO 27001, Sarbanes-Oxley, DFARS (NIST 800-171), and stringent privacy regulations, such as the General Data Protection Regulation (GDPR) and the California Consumer Privacy Act (CCPA). A full description of the Corporation’s procedures for managing and disclosing cyber-security risks and incidents can be found in Section 1C of the Corporation’s 10-K filed with the Securities and Exchange Commission on February 19, 2025.

Annual Board Performance Assessment

The Board and each of the Audit and Risk, Compensation, and Corporate Governance and Responsibility Committees perform annual assessments of their operations and effectiveness and set goals for the future.

During 2024, the Board and the Committees retained the Miles Group to perform an independent assessment of the performance of the Board and its Committees. The Miles Group provided its report to the Corporate Governance and Responsibility Committee and met with the full Board of Directors to review, evaluate and discuss the skills, industry and public company experience, and independence of the Board and provide feedback for the Board to achieve its business, governance and sustainability objectives. The Chair of the Corporate Governance and Responsibility Committee and the Lead Independent Director led a discussion with the Board of Directors of the recommendations of the independent assessment to facilitate the Board’s objectives for 2025.

The Skills Matrix reviewed and approved by the Corporate Governance and Responsibility Committee, and the full Board of Directors, is referenced below.

Knowledge, Skills and Experience[1]
End Market Background
Defense	X		X		X	X	X			X	X
Intelligence	X		X		X	X	X			X	X
Infrastructure	X	X	X	X			X	X	X
Technical Skills and Expertise
Financial	X	X	X	X		X		X	X		X
Capital Markets			X	X				X	X		X
ESG	X	X		X	X			X		X
Regulatory/Govt. Contracting	X	X	X		X	X	X			X
HR/Compensation	X	X	X	X	X	X	X	X		X
Operations/Risk Management	X		X		X	X	X		X	X	X
Strategic Planning	X	X	X	X	X	X	X	X	X	X	X
Technology/Innovation	X				X	X	X			X
Mergers and Acquisitions	X	X	X	X		X		X	X		X
IT and Cyber	X		X		X	X	X			X	X
Corporate Governance/Ethics	X	X	X	X	X	X	X	X	X	X
Demographics
Board Tenure
Years	5	12	3	19	5	3	5	7	12	11	5

1 All Board members have public company and Executive Experience.

Board Independence

Nine of our current eleven Directors are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) listing standards. The Board has determined that Messrs. Holdsworth, Leer, McDew, McMahon, Mitchell, and Wajsgras, and Mmes. Long, Lord and Vautrinot are independent under the independence criteria for directors established by the NYSE. As a result, we currently have a majority of independent Directors and satisfy the applicable rule of the NYSE.

Selection of Nominees for Election to the Board

Both the Corporate Governance and Responsibility Committee and the Board of Directors seek the talents and backgrounds that would be most helpful to Parsons in selecting nominees to the Board. In addition, our corporate governance guidelines provide that a director shall retire from our Board at the next annual meeting of stockholders after he or she has reached the age of 75.

Process for Stockholders to Recommend Director Nominees

Stockholders wishing to nominate a candidate for director at an annual meeting must (a) provide Timely Notice (as defined in Section 2.04(ii) of the Company’s bylaws) to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth in the Company’s Amended and Restated Bylaws, and (c) provide any updates or supplements to such notice at the times and in the forms required by the Bylaws.

Director Orientation and Continuing Education

Each new member of the Board is provided with orientation materials and is required to attend meetings with the Executive Leadership team. In these meetings, discussion points included finance, legal, talent management and corporate strategy. In 2024, the Board received presentations from internal and external sources to consider.

Communications with the Board

Any stockholder or other interested party may contact the Board, including any non-employee Director or the non-employee Directors as a group, or the Chair by writing to our corporate Secretary at 14291 Park Meadow Drive, Suite 100, Chantilly, VA 20151. In general, any stockholder communication delivered to our Corporate Secretary for forwarding to the Board, the Chair or a specified group of Board members will be forwarded in accordance with the stockholder’s instructions. However, our Corporate Secretary reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

Board Committees

Our Board had three standing Committees in 2024: an Audit and Risk Committee, a Compensation and Management Development Committee, and a Corporate Governance and Responsibility Committee. The charter of each Committee is available without charge on the Investor Relations portion of our website, www.parsons.com.

The following chart identifies the current members and chair of each standing Committee, as well as related information.

	Audit and Risk Committee	Compensation & Management Development Committee	Corporate Governance & Responsibility Committee
George L. Ball
Mark K. Holdsworth
Steven F. Leer
Letitia A. Long
Ellen M. Lord
Gen. Darren W. McDew, USAF (ret)
Harry T. McMahon
M. Christian Mitchell
Carey A. Smith
Major General Suzanne M. “Zan” Vautrinot, USAF (ret)
David C. Wajsgras

Committee Chair	Committee Member

The following is a brief description of our Committees.

Audit and Risk Committee

Our Audit and Risk Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit and Risk Committee:

•
appoints our independent registered public accounting firm;
•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•
determines the engagement of the independent registered public accounting firm;
•
reviews and approves the scope of the annual audit and the audit fee;
•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•
reviews our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•
reviews our risk management procedures and risk factors affecting Parsons;
•
reviews our critical accounting policies and estimates;
•
reviews information and security operations and risk exposure; and
•
at least annually, reviews the Audit and Risk Committee charter and reviews and evaluates the performance of the Audit and Risk Committee and its members, including compliance by the Audit and Risk Committee with its charter.

The current members of our Audit and Risk Committee are Mr. Mitchell (chairperson), Mr. Leer, Ms. Long, Mr. McMahon, Ms. Vautrinot and Mr. Wajsgras. All members of the Audit and Risk Committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) listing standards.

All members of our Audit and Risk Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board of Directors has determined that M. Christian Mitchell, Steven F. Leer, and David C. Wajsgras are Audit and Risk Committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE. Under the rules of the SEC, members of the Audit and Risk Committee must also meet heightened independence standards. However, a minority of the members of the Audit and Risk Committee may be exempt from the heightened Audit and Risk Committee independence standards for one year from the date of effectiveness of the registration statement of which this prospectus forms a part. Our Board of Directors has also determined that each of the members are independent under the heightened Audit and Risk Committee independence standards of the SEC and the NYSE. The Audit and Risk Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE.

The Audit and Risk Committee met seven times during fiscal year 2024. The Audit and Risk Committee is briefed at least quarterly on information security operations mitigation measures to address risks related to Parsons’ global employees, information, and assets.

Compensation and Management Development Committee

Our Compensation and Management Development Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation and Management Development Committee:

•
reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•
evaluates the performance of these officers in light of those goals and objectives, and approves the compensation of these officers based on such evaluations;
•
approves the issuance of stock options and other awards under our long-term incentive plans, other than awards to non-employee members of our Board of Directors;
•
at least annually, reviews the Compensation and Management Development Committee charter and reviews and evaluates the performance of the Compensation and Management Development Committee and its members, including compliance by the Compensation and Management Development Committee with its charter; and
•
Manages Parsons’ Claw Back Policy, which has been adopted to conform to the requirements of the Dodd Frank Act and guidelines adopted by the SEC.

The current members of our Compensation and Management Development Committee are Mr. Leer (chairperson), Mr. Holdsworth, Ms. Lord, Mr. McDew, Mr. McMahon, and Mr. Wajsgras. All members of the Compensation and Management Development Committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) listing standards.

Our Board of Directors has determined that each of the members of our Compensation and Management Development Committee is independent under the applicable rules and regulations of the NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation and Management Development Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE.

The Compensation and Management Development Committee met five times during fiscal year 2024 and also acted by written consent.

Corporate Governance and Responsibility Committee

The Corporate Governance and Responsibility Committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our Board of Directors. All members of the Corporate Governance and Responsibility Committee are independent under our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) listing standards.

The Corporate Governance and Responsibility Committee is responsible for overseeing our corporate governance policies. The Corporate Governance and Responsibility Committee will also, at least annually, review its Committee charter and review and evaluate the performance of the Corporate Governance and Responsibility Committee and its members, including compliance by the Committee with its charter.

The current members of our Corporate Governance and Responsibility Committee are Ms. Vautrinot (chairperson), Mr. Holdsworth, Ms. Long, Ms. Lord, Mr. McDew, and Mr. Mitchell. Our Board of Directors has determined that each of the members of our Corporate Governance and Responsibility Committee is an independent director under the applicable rules and regulations of the NYSE relating to Corporate Governance and Responsibility Committee independence. The Corporate Governance and Responsibility Committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE.

The Corporate Governance and Responsibility Committee met four times during fiscal year 2024.

Director Ownership Guidelines

On January 1, 2020, our Board adopted stock ownership guidelines which provide for equity ownership guidelines for all our non-employee Directors to further align their interests to those of our stockholders. Under the policy, each of our non-employee Directors has five years from the later of (i) January 1, 2020 or (ii) the date of commencement of his/her service on the Board to achieve equity ownership with a value equivalent to five times his/her annual cash retainer. In calculating a director’s ownership, common stock held by the non-employee director or an immediate family member, common stock owned indirectly if the individual has an economic interest in the shares or is a beneficial owner under Rule 13d-3 of the Exchange Act, unvested Restricted Stock Units (RSUs) issued under the Parsons’ Incentive Plan and units held in deferral accounts by the Directors under the Share Value Retirement Plan (“SVRP”) will be considered owned by the non-employee director. Value of ownership will be measured by reference to the trailing 60 trading day weighted average of the Parsons common stock, up to and including last day of the calendar year; compliance will be evaluated annually. In the event of a significant decline in stock price, causing non-employee Directors' holdings to fall below guideline levels, non-employee Directors will not be required to purchase additional stock. Determination of the impact of share price fluctuation is subject to Compensation and Management Development Committee discretion. In 2021, the Corporate Governance and Responsibility Committee adopted a resolution requiring the implementation of a Rule 10b5-1 trading plan for any director and member of the executive leadership team (reporting to the CEO) prior to being able to sell any shares of Parsons’ stock.

For a description of the guidelines applicable to executive officers, see our CD&A section of this Proxy.

Anti-Hedging and Anti-Pledging Policies

Under our Insider Trading Compliance Policy, we prohibit our employees, including our executive officers, and Board members, from hedging the risk associated with ownership of shares of our common stock and other securities, as well as from pledging any of our securities as collateral for a loan.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation and Management Development Committee are Messrs. Leer, Holdsworth, McDew, McMahon, and Wajsgras and Ms. Lord. No member of our Compensation and Management Development Committee who served on such committee during 2024 served as a member of the Board or Compensation and Management Development Committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation and Management Development Committee.

SECURITY OWNERSHIP INFORMATION

Security Ownership of Directors and Executive Officers

The following table indicates information as of February 14, 2025 regarding the beneficial ownership of our common stock by each of our Directors, each of the named executive officers, and all of our Directors and executive officers as a group.

The percentages shown are based on 106,777,126 shares of common stock outstanding as of February 14, 2025.

The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options or warrants held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws as of February 14, 2025.

	Shares Beneficially Owned		% of Outstanding Shares Beneficially Owned
	Shares	%	%
Named Executive Officers and Directors:
Carey A. Smith(1)(2)	445,921	*	*
Matthew Ofilos(1)	65,877	*	*
Michael R. Kolloway(1)(2)	103,400	*	*
Susan M. Balaguer(1)(2)	43,171	*	*
George L. Ball(1)(2)(3)	343,661	—	—
Mark K. Holdsworth	24,289	—	—
Steven F. Leer	24,720	—	—
Letitia A. Long	19,546	—	—
Ellen M. Lord	8,968	—	—
Darren W. McDew, General USAF (ret)	19,546	—	—
Harry T. McMahon	37,889	—	—
M. Christian Mitchell	24,289	—	—
Major General Suzanne M. “Zan” Vautrinot, USAF (ret)	24,289	—	—
David C. Wajsgras	32,124	—	—
All executive officers and directors as a group (14 persons)(4)	1,217,690	1.14%	1.14%
5% Stockholders:
Parsons Corporation Employee Stock Ownership Plan	53,033,750	49.7%	49.7%

* less than 1%.

(1)
Includes 5,023, 1,248, 6,092, and 1,248 shares of common stock beneficially owned by Ms. Smith, Mr. Ofilos, Mr. Kolloway, and Ms. Balaguer, respectively, through the ESOP, rounded to the nearest whole share. Each of Ms. Smith, Mr. Ofilos, Mr. Kolloway, and Ms. Balaguer shares voting and investment power with the ESOP with respect to such shares beneficially owned by him or her through the ESOP.

(2)
Includes 121,828, 22,970, 23,205, 12,384, and 8,992 PSUs (as defined below) held by Ms. Smith, Mr. Ofilos, Mr. Kolloway, Ms. Balaguer and Mr. Ball, respectively, which are scheduled to vest within 60 days of February 14, 2025. Total reflects gross shares payable which will be reduced at time of vest for taxes through withhold to cover method.
(3)
Includes 205,000 shares owned by Mr. Ball and held by the George L. and Coleen M. Ball, Trustees of the George L. and Coleen M. Ball Family Trust UA 01-18-2005 (the “Trust”) (Mr. Ball has shared voting, investment and dispositive power over the shares held by the Trust).
(4)
Includes 13,611 shares of common stock beneficially owned by our executive officers and Directors through the ESOP, rounded to the nearest whole share. Total excludes 160,446 shares owned by our Directors through the Shareholder Value Retirement Plan which are settled in cash.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers (as defined in Rule 16a-1 promulgated under the Exchange Act) and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act (collectively, the “Reporting Persons”) to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to our equity securities with the SEC. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to the fiscal years ended December 31, 2019, 2020, 2021, 2022, 2023 and 2024, and for the first two months of 2025, except for Form 4 filed in 2023 reflecting transactions for each of the following Section 16 officers to reflect shares of Restricted Stock Units withheld upon subsequent vesting. All of such RSUs were previously reported in full at the time such RSUs were granted, and, in all cases, the subsequent withholding was for the purpose of the payment of taxes upon the vesting of RSU shares: Carey A. Smtih (fourteen withholding events ); George L. Ball (nine withholding events); Matthew M. Ofilos (four withholding events); Michael R. Kolloway (eleven withholding events); and Susan M. Balaguer (four withholding events).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ESOP

Contributions of treasury stock to the ESOP are made annually in amounts determined by our Board of Directors and are held in trust for the sole benefit of the ESOP participants. Contributions of 633,033 shares, 915,113 shares and 1,188,129 shares of our common stock were made to the ESOP in fiscal 2024, 2023 and 2022, respectively.

We engaged the ESOP Trustee to serve as independent fiduciary on behalf of the ESOP and its participants and beneficiaries. We paid the ESOP Trustee a fee of $462,045 in 2024 for those services and reimbursed the ESOP Trustee for their legal counsel, financial advisor, and other out of pocket fees and expenses incurred in connection with our initial public offering.

Unconsolidated Joint Ventures

We often provide services to our unconsolidated joint ventures and our revenues include amounts related to recovering overhead costs for these services. Our revenues included $182.6 million in fiscal year 2024, $213.8 million in fiscal year 2023, and $217.4 million in fiscal year 2022 related to services we provided to our unconsolidated joint ventures. For the years ended December 31, 2024, December 31,

2023, and December 31, 20212, we incurred approximately $143.2 million, $153.7 million, and $157.6 million, respectively, of reimbursable costs.

Registration Rights

We entered into a registration rights agreement with the ESOP Trustee, providing the ESOP with certain demand registration rights related to shares held by the ESOP in the event the ESOP Trustee determines in good faith, in exercising its fiduciary duties under ERISA, that the ESOP is required to sell its shares, which we believe is only likely to occur if our business, financial condition or results of operations have materially and adversely deteriorated.

ESOP Trustee Letter Agreement

We entered into a letter agreement with the ESOP Trustee in connection with our initial public offering, in which we agree that our management will meet with the ESOP Trustee on a quarterly basis to discuss our business and the administration and operation of the ESOP and that our Board of Directors will meet with the ESOP Trustee on an annual basis to discuss our business and the administration and operation of the ESOP. The amount of contribution in fiscal year 2024, as determined by the Parsons Corporation Board of Directors was not less than 8% of the ESOP participants’ cash compensation for the applicable year.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our Directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We also maintain Directors’ and officers’ liability insurance.

Policies and Procedures for Related Person Transactions

Our written related person transaction policy sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit and Risk Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”), together with the compensation tables and related disclosures, discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. In addition, we explain how and why our Board and the Compensation and Management Development Committee of our Board arrived at specific compensation policies and decisions involving our named executive offices (NEOs) during fiscal 2024.

Our NEOs for 2024 were:

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Carey A. Smith, Chair, President and Chief Executive Officer
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Matthew Ofilos, Chief Financial Officer
•
Michael R. Kolloway, Chief Legal Officer and Secretary
•
Susan M. Balaguer, Chief Human Resources Officer

Executive Summary

Company Performance and Highlights

How We Performed in Fiscal 2024
•
Achieved record revenue of $6.8 billion, growth of 24% over the prior fiscal year.
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Achieved record net income of $235 million.
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Achieved record adjusted EBITDA of $605.0 million driven by strong performance in both of our business segments. Adjusted EBITDA margin was 9% for the year ended December 31, 2024.
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Achieved record operating cash flow of $524 million
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Successful capital deployment in M&A continues with acquisitions of BCC Engineering, LLC to enhance Parsons' capabilities in planning, design and management services for transportation, civil and structural engineering services; and Black Signal Technologies, LLC to expand our customer base across the Department of Defense and Intelligence Community and significantly strengthen our positioning with full-spectrum cyber and electronic warfare, while adding new capabilities in the counterspace radio frequency domain.
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Healthy balance sheet will continue to enable Parsons to invest in organic and M&A growth opportunities.
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Trailing-twelve-month enterprise book-to-bill ratio was 1.0 and providing total backlog of $8.9 billion.
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Won 15 large contracts each in excess of $100 million in growing and enduring markets.
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Achieved notable recognitions as previously highlighted in this Proxy.

We calculate adjusted EBITDA as net income attributable to Parsons Corporation, adjusted to include net income attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that we do not consider in our evaluation of ongoing operating performance. These other items include, among other things, impairment of goodwill, intangible and other assets, interest and other expenses recognized on litigation matters, expenses incurred in connection with acquisitions and other non-recurring transaction costs, equity-based compensation, and expenses related to our corporate restructuring initiatives. EBITDA and adjusted EBITDA are non-GAAP metrics, and we include a reconciliation of both EBITDA and adjusted EBITDA to net income for fiscal years 2024 and 2023 as Appendix A. It is an important component of our compensation programs described in this proxy statement.

Key 2024 Executive Compensation Decisions

2024 Compensation Design Principles
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Pay Aligned with Performance. We designed a majority of our CEO’s and NEOs’ pay packages to be “at-risk” and aligned with stockholder interests. This “at-risk” pay will only reward executives for positive financial, strategic, and/or stock performance, which aligns the interests of our NEOs with those of stockholders.
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Market Data Considered in Designing Competitive Compensation Program. Our Compensation and Management Development Committee reviewed Parsons’ long-term business and talent strategy alongside market compensation levels and program designs to develop a holistic frame of reference when designing the 2024 executive compensation program and when establishing individual pay decisions.
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Consideration of Relevant Factors and Independent Compensation Consultant Input. Our Compensation and Management Development Committee considered various relevant qualitative factors, in addition to the advice of the Compensation and Management Development Committee’s independent compensation consultant, in designing and setting 2024 executive compensation.

2024 Compensation Highlights
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Annual Incentives Paid at 177% of Target for CEO and Other NEOs for Fiscal Year 2024.

In March 2025, following the conclusion of the record-setting 2024 fiscal year, the Compensation and Management Development Committee determined that the achieved payout for our CEO and other NEOs, relative to the corporate financial goals and strategic goal for 2024 was 177% of target.

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Long-Term Incentives Weighted Towards Performance-Based Awards. For 2024, long-term incentives were granted using a mix of time-based restricted stock units (“RSUs”) constituting 40% of total target value with a three-year ratable vesting schedule and performance stock units (“PSUs”) constituting 60% of total target value with a three-year cliff vest based 50% on cumulative adjusted EBITDA and 50% on cumulative revenue. The final PSU award payout is dependent on achievement of the performance criteria during the three-year performance cycle.

The PSUs also incorporate a relative total shareholder return (“rTSR”) performance modifier. The rTSR modifier, may adjust the weighted average for financial performance between 75% and 125% based on Parsons’ percentile ranking for total shareholder return within a custom peer benchmark group over the three-year performance cycle.

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Vesting of 2022-2024 Long-Term Incentive Performance Awards at 156%. For the 2022-2024 performance cycle, in March 2025, the Compensation and Management Development Committee determined performance relative to the financial performance goals for these awards for the three-year performance cycle ending December 31, 2024. Company achievement across the two financial metrics, cumulative contract awards and gross profit margin as sold, resulted in a weighted average performance achievement of 125% of the target awards. The weighted average performance achievement was then modified by the rTSR multiplier achievement of 125%, for a total achievement of 156%. The 2022-2024 PSU awards will be paid in shares to the NEOs in March 2025.

Key Changes We Are Making to the Executive Compensation Program for 2025
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Focus on Top Line Financial Goals in our CEO and Other NEOs Annual Incentive Bonus. For 2025, we are removing the non-financial strategic component of our annual incentive bonus for our CEO and NEOs'. As a result, the entirety of the annual incentive bonus will be measured on evenly weighted corporate financial goals, which will further enable collaboration and achievement of performance that drives shareholder value.

Say-on-Pay

In evaluating the Company's executive compensation program, the Compensation and Management Development Committee considers the results of the stockholder advisory vote on the "say-on-pay"

proposal. At the Company's 2024 Annual Meeting, over 98% of the shares voted approved the proposal. The Compensation and Management Development Committee believes these results show significant support for our executive compensation philosophy and program. Taking into account the positive support received in 2024, the Compensation and Management Development Committee believes the Company provides a competitive, stockholder-friendly pay program that effectively retains and motivates our executives and determined to generally retain our existing approach to executive compensation for 2025.

Fiscal Year 2024 Total Target Compensation Pay

Key Executive Compensation Practices

Our executive compensation program includes the following executive compensation governance policies and practices:

Our Compensation Best Practices
What We Do:	What We Do Not Do:

          Appropriate Pay Mix and Maximum Payouts. We provide an appropriate balance of short-term and long-term compensation, with payouts based on the Company’s achievement of certain financial metrics and Company strategic performance objectives, with maximum payout caps for annual cash incentives and long-term performance awards.

No Hedging by Executives or Directors. Our Insider Trading Compliance Policy prohibits all employees, including our NEOs, and non-employee Directors, from hedging their Parsons common stock.

Stock Ownership Guidelines. We maintain stock ownership guidelines applicable to both executive officers and non-employee Directors.

           No Pledging by Executives or Directors. Our Insider Trading Compliance Policy prohibits our employees, including our NEOs, and non-employee Directors from pledging Parsons common stock as collateral for a loan.

Our Compensation Best Practices
What We Do:	What We Do Not Do:

          Clawback Policy. We maintain an executive clawback policy and a Dodd-Frank Compliant Compensation Clawback policy that applies to our NEOs and provides for recovery of both cash and equity incentive compensation, including time-based equity, under specified circumstances.

No Employment Contracts. We do not have employment contracts with our NEOs.

          Fully Independent Compensation and Management Development Committee. Our executive compensation program is administered by the Compensation and Management Development Committee, which consists solely of independent Directors.

           No Repricing of Underwater Stock Options. Our equity plan adopted in connection with our initial public offering (“IPO”) prohibits the repricing of underwater stock options without stockholder consent.

          Independent Compensation Consultant Reporting Directly to Compensation and Management Development Committee. The Compensation and Management Development Committee utilizes input from an independent compensation consultant.

No Tax-Gross Ups for Parachute Payments. We do not provide for tax-gross ups on golden parachute payments to our NEOs in connection with a change in control.

Double trigger change of control accelerated vesting of equity.	No “single-trigger” accelerated vesting of equity awards in event of change of control.

Compensation Philosophy

We believe in providing a competitive total compensation package to our NEOs through a combination of base salary, performance-based annual incentive awards, long-term incentive awards and broad-based welfare and health benefit plans. Our executive compensation program is designed to achieve the following objectives:

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attract, motivate and retain executive officers of outstanding ability and potential, whose knowledge, skills and performance are critical to our success;
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reward the achievement of short-term and long-term strategic goals; and
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ensure that executive compensation is meaningfully related to the creation of stockholder value.

Executive Compensation Setting Process

Role of the Compensation and Management Development Committee

Our Board has delegated to the Compensation and Management Development Committee the responsibility for overseeing, reviewing, and approving our compensation arrangements and benefit plans and policies, and certain responsibilities relating to talent management programs and policies. Our Compensation and Management Development Committee annually determines and approves ongoing compensation arrangements for our executive officers and recommends to the Board the compensation for non-employee Directors.

Role of Executive Officers

Our CEO, as a member of our Board, attends Board and portions of Compensation and Management Development Committee meetings and provides input to the Committee in determining our executive compensation philosophy, design, incentive target amounts, and incentive payouts (other than for herself). Our finance department works with our CHRO and CEO to gather financial and operational data that the CEO reviews in making her recommendations. From time to time our CFO and CLO attend meetings (or portions thereof) of the Board or the Compensation and Management Development Committee to present information and answer questions pertaining to our executive compensation structure. No executive officer, including our CEO, participates in the final deliberations and determinations regarding his or her own compensation. While the Compensation and Management Development Committee considers management’s recommendations in its deliberations, it exercises its own independent judgment in approving the final compensation of our NEOs.

Role of Compensation Consultant

Semler Brossy was retained by the Compensation and Management Development Committee to assist in developing our NEO compensation program for 2024. Semler Brossy provided analysis and perspectives on our compensation strategy and assisted the Compensation and Management Development Committee in modifying our compensation program for our NEOs to better achieve our objectives. As part of its duties, Semler Brossy performed the following projects for the Compensation and Management Development Committee in 2024:

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provided compensation data for similarly situated NEOs and non-employee Directors at our peer group companies;
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updated the Compensation and Management Development Committee on emerging trends and best practices in the area of executive compensation;
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assisted in the development of a 2025 compensation peer group composed of public companies in similar industries with revenues comparable to us.

Other than advising the Compensation and Management Development Committee as described above, Semler Brossy did not provide any services to Parsons in 2024. The Compensation and Management Development Committee has evaluated the independence of Semler Brossy pursuant to the requirements of the NYSE and the factors set forth in the SEC rules and determined that Semler Brossy are independent, and no conflict of interest has arisen as a result of the work performed by Semler Brossy during fiscal year 2024.

Assessing Compensation Competitiveness

The Compensation and Management Development Committee uses a combination of published and proprietary compensation survey data as reference sources in determining CEO and NEO compensation.

In connection with its engagement with Semler Brossy in 2023, the Compensation and Management Development Committee directed Semler Brossy to develop a compensation peer group to assist in developing a compensation program for all our NEOs for 2024. Semler Brossy screened potential comparator companies from the engineering and construction, aerospace and defense, environmental and facilities services and research and consulting services industries, as companies from these industries are the most relevant competitors for our talent. We also considered the revenue and market capitalization of these companies and determined that a compensation peer group consisting of companies with levels both above and below our own levels was appropriate. Our Compensation and Management Development Committee believed that including companies with higher revenue than ours was appropriate due to our historical and recent growth rate.

In July 2023, our Compensation and Management Development Committee reviewed and determined to remove Maxar Technologies and ManTech International Corporation from the 2024 peer group as a result of their acquisition. No other changes were made at the time, and the following companies were used as a reference source in its 2024 executive compensation deliberations:

Peer Group for Fiscal Year 2024 Executive Compensation Setting Purposes
AECOM	Mercury Systems
Booz Allen Hamilton Holding Corporation	Science Applications International Corporation
CACI International Inc	Stantec, Inc
Jacobs Solutions Inc	Teledyne Technologies, Inc
KBR, Inc	Tetra Tech, Inc
Kratos Defense & Security Solutions, Inc	WSP Global, Inc
Leidos Holdings, Inc

Our Compensation and Management Development Committee also used published and proprietary compensation survey data provided by Radford McLagan, Pearl Meyer, and Willis Towers Watson to analyze the compensation practices of other companies within and outside our industry as a reference source, in addition to other relevant factors, in determining our executives’ compensation. Our Compensation and Management Development Committee applies its independent judgment to make compensation decisions and does not formally benchmark our executive compensation against any particular group of companies or use a formula to set our NEOs compensation in relation to this data. Survey data for a revenue range comparable to our Company is utilized, rather than data for specific companies participating in the surveys. Our objective was to obtain data from a broad spectrum of comparable companies for compensation comparison purposes.

Following a review of the peer group by Semler Brossy in July 2024, the Compensation and Management Development Committee determined to remove Mercury Systems and add V2X, for 2025 executive compensation deliberations.

Use of Comparative Market Data and Qualitative Factors

Our Compensation and Management Development Committee reviews each component of executive compensation separately and also takes into consideration the value of each NEOs’ compensation package as a whole and its relative size in comparison to our other executive officers, with the goal to set all elements of compensation within a competitive range, using a balanced approach that does not use rigid percentiles to target pay levels, but instead makes its compensation decisions based on a variety of relevant factors.

While the Compensation and Management Development Committee believes that information regarding the compensation practices at other companies is useful in assessing the competitiveness, reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages, this information is only one of several factors that our Compensation and Management Development Committee considers. Other factors that are considered include:

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Recruitment and retention: The Compensation and Management Development Committee reviews existing NEO compensation and retention levels relative to the competitive labor market pressures and likely estimated replacement cost with respect to the scope, responsibilities and skills required of the particular position.
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Lack of directly comparable data for some of our key roles: Compensation data for some of our NEO roles may not be explicitly reported by companies in our compensation peer group or survey data, or there may not be direct matches for certain roles within our organization. This results in limited sample sizes and/or inconclusive data that can be misleading if targeting a specific percentile for market positioning.
•
Market positioning may be distorted by the source of the data: Certain elements of compensation reported from one source can be consistently higher or lower than the data collected from another, given differences in methods and samples used by each source to collect market data. Given this variability and volatility within the market data, the Compensation and Management Development Committee has determined that targeting pay levels at specific percentiles of this data could result in outcomes that do not align with the internal value and strategic importance of various roles at Parsons.
•
Relevant Qualitative Factors: A range of subjective and qualitative factors is considered, including:
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The role the NEO plays and the importance of such individual’s contributions to our ability to execute on our business strategy and to achieve our strategic objectives;
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Each executive officer’s tenure, skills, and experience;
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The responsibilities and particular nature of the functions performed or managed by the NEO;
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Our CEO’s recommendations and her assessment of each executive officer’s performance (other than her own performance), and with respect to the CEO’s performance, assessment by the Board; and
•
Internal pay equity across the executive management team.

We evaluate our pay philosophy and compensation programs as circumstances require. At a minimum, we review executive compensation annually. As part of this review process, we expect to apply our values and the objectives outlined above, while considering the compensation levels needed to ensure our executive compensation program remains competitive. We also review whether we are meeting our pay for performance, key employee retention and other executive compensation program objectives.

Fiscal Year 2024 Compensation Elements in Detail

Elements at a Glance

The compensation program for our NEOs consists of the following principal components:

Element	Objective	Summary of Key Features
Base Salary	Provides competitive fixed compensation levels to attract and retain highly qualified talent	• Base salary increases are tied to market pay references, individual performance in the role, internal pay equity and growth of the Company • No specific formulas applied
Short-Term Annual Incentive: Performance- Based Annual Cash Bonus	Encourages focus on achievement of the Company’s annual financial plan and a non-financial strategic objective
•
The annual incentive plan awards are at-risk, with earned values depending on the level of performance against financial performance goals and a non-financial strategic goal set at the beginning of the fiscal year
•
The 2024 annual incentives were determined based on the following financial performance metrics: revenue (25%), adjusted EBITDA (25%), awards (20%), cash flow (20%), and a non-financial strategic goal (10%). For 2025, annual incentives will be tied to financial performance metrics only
•
Range of NEO annual incentive targets as a percent of base salary is 75% to 125%
•
Payment may range from 0% to 200% of target based on actual performance

Long-Term Incentive: Performance- Based PSUs	Rewards achievement of performance related to the Company’s long-term objectives and stockholder value creation
•
60% of total long-term incentive target value awarded as PSUs
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Performance criteria are 50% based on cumulative adjusted EBITDA and 50% based on cumulative revenue, with the final payout subject to a modifier based on our rTSR performance within a custom peer benchmark

Element	Objective	Summary of Key Features

•
Payouts may range from 0% to 200% of target based on actual cumulative contract award and cumulative gross profit margin as sold performance achieved over the three-year performance cycle, with a maximum modified payout of 250% based on actual rTSR performance relative to a custom industry peer benchmark for the three-year performance cycle
•
Three-year cliff vesting at end of performance cycle
•
The final award payout depends on achievement of the performance criteria and the rTSR modifier at the end of the three years

Long-Term Incentive: Time-Based RSUs	Rewards future performance and supports retention and succession planning
•
40% of total long-term incentive target value awarded takes the form of time-based RSUs
•
Provides the opportunity to earn a specified number of shares of Parsons common stock subject to the NEO’s continued employment for a specified period
•
Value of shares ultimately delivered to NEO tied to share price appreciation between grant and delivery date
•
Three-year ratable vesting period

Base Salaries

The Compensation and Management Development Committee generally reviews, and adjusts as necessary, base salaries for each of our NEOs annually, or at the time of a promotion or substantial change in responsibilities. Base salary increases for seasoned incumbents are generally consistent with the merit pool funded for our broader organization. Annual increases that are higher or lower than this range may reflect the individual's competitive positioning to market, increases or decreases in responsibility or role, and/or other considerations deemed appropriate by the Compensation and Management Development Committee. In fiscal 2024, base salaries for the NEOs were increased as shown below to maintain competitiveness of our compensation program. In the case of Mr. Ofilos, the larger percentage of increase for fiscal 2024 reflects the Compensation and Management Development Committee's approval, with CEO input, to bring Mr. Ofilos' compensation more in line with the competitive market and reflect his strong performance in the role.

Named Executive Officer	2023 Salary ($)	2024 Salary ($)	Percentage Increase
Carey A. Smith	1,000,000	1,050,000	5.0%
Matthew Ofilos	543,375	600,000	10.4%
Michael R. Kolloway	517,650	533,180	3.0%
Susan M. Balaguer	448,875	469,074	4.5%

Annual Cash Incentives

We provide our NEOs with the opportunity to earn annual cash bonuses to encourage the achievement of corporate objectives and to reward those individuals who significantly impact our corporate results. The Compensation and Management Development Committee determines and approves our annual incentive bonus decisions.

Under the fiscal 2024 Annual Incentive Plan for Management, or AIP, the annual incentive bonus of each NEO was entirely based on our performance against a mix of corporate financial goals (90% of overall target bonus opportunity) and a non-financial strategic goal (10% of overall target bonus opportunity).

The annual incentive bonus is equal to the product of (1) a dollar amount representing the target amount that the executive officer may be paid as an annual incentive bonus payment (or the “Target Incentive Bonus”), multiplied by (2) a percentage representing the overall achievement of the target levels and their weightings for each of the performance measures for the fiscal year (or the “Performance Goal Achievement”). The Target Incentive Bonus, the performance measures and related target levels and weighting, and the method for determining the Performance Goal Achievement for each executive officer were determined by our Compensation and Management Development Committee, as applicable, after taking into consideration the recommendations of our CEO (for NEOs other than the CEO) at the time the performance measures and related target levels and weightings were determined for the executive officer. No payout would be made for goals that failed to meet the performance threshold. The performance threshold for financial goals was 80% of target, as described below. Payouts were capped at 200% of target.

For purposes of the fiscal 2024 AIP, our Compensation and Management Development Committee selected revenue, adjusted EBITDA, awards, consolidated cash flow and a non-financial strategic goal as the five corporate performance measures most aligned with our ability to enhance long-term value creation.

Plan Metrics(1)	Metric Type	Weighting for NEOs
Revenue	Corporate	25.0%
Adjusted EBITDA	Corporate	25.0%
Awards	Corporate	20.0%
Cash Flow	Corporate	20.0%
Strategic	Corporate	10.0%

(1)
For purposes of the fiscal 2024 AIP, Revenue represents GAAP revenue, less revenue from consolidated non-controlling interests (“NCI”). Adjusted EBITDA is earnings before interest, tax, depreciation, and amortization and the calculation is based on performance net operating income (“NOI”) plus depreciation expense. Awards represents GAAP awards booked into backlog and expected to be earned in the future during the period. Cash flow represents cash flow as reported in the Company’s GAAP financial statements as adjusted in the determination of NOI, as well as other non-P&L adjustments of a non-recurring, non-operating nature. The reconciliation of Non-GAAP to GAAP financials is provided in Appendix A.

The final performance goal achievement under our AIP for the 2024 fiscal year for our NEOs was the sum of the performance achievement of each of the four corporate financial goals described above and the non-financial strategic goal.

The level of achievement of each of the four corporate financial goals was determined as follows:

If the actual goal performance for the fiscal year was	Then the Performance Goal Achievement for the fiscal year was
Greater than 120% of the target performance goal measure	200%
Greater than 100% but less than 120% of the target performance goal measure	100% - 200%*
Equal to the target performance goal measure	100%
80% or greater but less than 100% of the target performance goal measure	50% - 100%*
Less than 80% of the target performance goal measure	0%
*Between these values determined on a straight-line basis

For fiscal 2024, the target levels for the four corporate financial performance measures are set forth in the table below (in millions). The target goals for each of the financial metrics were established with consideration to our annual operating plan at the beginning of the year. Our Compensation and Management Development Committee believed that achieving the target levels for the four corporate financial performance measures would require a focused and consistent effort by our executive officers throughout fiscal 2024.

Plan Metrics	Metric Type	Metric Target (M)	Actual Results (M)	Performance Goal Achievement (%)
Revenue	Corporate	$5,900.0	$6,750.6	172.1%
Adjusted EBITDA	Corporate	$525.0	$605.0	176.1%
Awards	Corporate	$6,000.0	$7,039.3	186.6%
Cash Flow	Corporate	$380.0	$523.6	200.0%

The 2024 cash flow target was down from 2023 actual cash flow primarily due to the exceptional 2023 fourth quarter that accelerated approximately $30 million dollars in receipts from 2024. We targeted 100% cash conversion in 2024, which is an optimal target for our business type and particularly strong after a year with 120% cash conversion. As noted above, we achieved record levels of cash in fiscal 2024, and accordingly, the financial metric was earned at the maximum payout level. The 2024 performance was driven by non-recurring cash collections to include higher than expected program incentive fees, and a settlement on a program that had been in mediation and litigation for several years.

In March 2025, after its review and evaluation of progress towards achieving our non-financial strategic goal, the Compensation and Management Development Committee determined non-financial strategic goal achievement of 130% resulting in a weighted 13.0% achievement factor for this portion of the NEOs annual incentive opportunity.

In consideration of both the financial and non-financial strategic goal performance, the overall incentive payout for our NEOs was 177.38%.

The following table provides information regarding the annual management incentive bonus awards earned by the NEOs for fiscal 2024:

Named Executive Officer	Target Bonus (% of Base Salary)	Target Bonus ($)	Financial Performance Achievement (weighted/avg)	Bonus ($)
Carey A. Smith	125%	$1,312,500	177.4%	$2,328,100
Matthew Ofilos	90%	$540,000	177.4%	$957,900
Michael R. Kolloway	75%	$399,885	177.4%	$709,400
Susan M. Balaguer	75%	$351,806	177.4%	$624,100

Long-Term Incentives

We use long-term incentive compensation to motivate and reward our executive officers for long-term corporate performance, thereby aligning the interests of our executive officers with those of our stockholders.

Long-Term Incentives Awarded in 2024. We awarded the following long-term incentive awards to our NEOs, each of which are described in greater detail below:

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Time-based restricted stock units, or RSUs, with three-year ratable vesting.
•
Performance-based restricted stock units, or PSUs, with three-year cliff vesting.

Our CEO advises the Compensation and Management Development Committee with respect to which NEOs (other than the CEO) should receive long-term incentive awards, and provides information regarding each NEO’s duties, present and potential contributions to the Company and such other factors as the Compensation and Management Development Committee may deem relevant for determining participation in the plans and the size of an individual NEO’s awards.

Each RSU and PSU represents a contingent right to receive one share of our common stock. Vested shares will be delivered to the recipient following each vesting date. The RSUs and PSUs granted in 2024 to our NEOs were granted under our 2019 Incentive Award Plan.

In 2024, the targeted values of long-term incentive awards for our NEOs are set forth in the table below. Each NEO’s long-term incentive compensation target for 2024 was allocated 40% to RSUs and 60% to PSUs (at “target”).

Named Executive Officer	PSU Target Award ($)	PSU Target Units (#)	RSU Target Award ($)	RSU Units (#)	2024 Total Long-Term Incentive Target Award ($)
Carey A. Smith	3,600,000	52,310	2,400,000	34,873	6,000,000
Matthew Ofilos	750,000	10,897	500,000	7,265	1,250,000
Michael R. Kolloway	501,000	7,279	334,000	4,853	835,000
Susan M. Balaguer	277,200	4,027	184,800	2,685	462,000

The RSUs granted to the NEOs in 2024 vest in three equal installments on each of March 9, 2025, 2026 and 2027, subject to the NEO’s continued service with the Company through each such vesting date, except as provided in the 2019 Incentive Award Plan or the applicable award agreement.

In the case of a NEOs termination of service due to death or disability, a NEO will vest in a prorated portion of the RSUs scheduled to vest on the next annual vesting date, based on the portion of months that has elapsed since the previous annual vesting date (or if no annual vesting date has yet occurred, since the Grant Date) through the date of termination. In the event of Participant’s Termination of Service due to Retirement, Participant will immediately vest upon such Termination of Service in the total number of RSUs set forth in the Grant Notice.

All of our NEOs change in control provisions require a double trigger for accelerated vesting of equity. In the event of a Change in Control where a Qualifying Termination Event occurs, the NEOs RSUs shall accelerate, vest and be settled in full immediately prior to such Change in Control.

The PSUs granted in 2024 are earned upon the achievement of pre-established performance goals over a three-year performance cycle. Each year our Board approves the applicable performance criteria, including the level(s) of performance, upon which the PSUs payable will be determined in respect of a NEO’s PSU target award. The performance goals may be expressed in terms of overall Company financial results on an absolute or relative basis, such as, but not limited to, its results in relation to a budgeted target or industry benchmarks. The pre-established thresholds, targets, and maximums for these performance goals are not disclosed for competitive reasons. At the end of a performance cycle, the Compensation and Management Development Committee determines actual performance against the applicable performance goals and the resulting number of PSUs actually earned by a NEO. A NEO’s PSU target dollar value is converted into a number of PSUs on the date of grant based on the trailing 60-trading day weighted average up to and including the grant date.

The three-year performance cycle for the PSUs granted in 2024 commenced on January 1, 2024, and will end on December 31, 2026. These PSUs are referred to as the “2024-2026 PSUs.” The performance goals for the 2024-2026 PSUs were divided equally between cumulative adjusted EBITDA and cumulative revenue, which the Compensation and Management Development Committee believed to be important metrics for driving performance and promoting alignment of the interests of our executive officers and our stockholders. The targets set for the 2024-2026 PSU performance goals were determined based on the Company’s business plan and are designed to be challenging yet attainable, with the opportunity for a maximum payout of 200% of the target PSUs in connection with performance achievement of 115% of target, or greater, for cumulative Adjusted EBITDA, and 115% of target, or greater, for cumulative revenue. Target performance relative to the performance goals will result in 100% of the PSUs vesting. Parsons must achieve threshold performance (90% of target for cumulative adjusted EBITDA and 90% of target for cumulative revenue for at least one of these two financial metrics for any PSUs to vest.

The resulting number of PSUs after determining performance relative to the cumulative adjusted EBITDA and cumulative revenue that would be eligible to vest will then be multiplied by a multiplier (the "rTSR Multiplier") determined based on the Company's relative total shareholder return ("rTSR") percentile ranking within the custom “Peer Benchmark” (as defined below) for the 2024-2026 Performance Cycle as follows:

rTSR Performance for the 2024-2026 Performance Cycle	rTSR Multiplier
Company rTSR ranking of 75th percentile or above	125%
Company rTSR ranking of 50th percentile	100%
Company rTSR ranking of 25th percentile or below	75%

rTSR achievement between threshold and target and between target and maximum will be calculated as an interpolation between the potential payment results.

The "Peer Benchmark" includes AECOM, Booz Allen Hamilton Holding Corporation, CACI International Inc, Jacobs Solutions Inc, Leidos Holding, Inc, Science Applications International Corporation, Stantec Inc, Tetra Tech Inc, and WSP Global Inc. The Peer Benchmark represents peers we benchmark financial performance against and is generally in line with most analysts’ models, which the Compensation and Management Development Committee believed to be appropriate for purposes of computing rTSR.

The 60-trading day weighted average stock price preceding (and including) the first day and last day of the 2024-2026 performance cycle will be used to determine the Company's rTSR relative to the Peer Benchmark.

Following the completion of the three-year performance cycle, the Compensation and Management Development Committee will determine the achievement percentage relative to the performance goals and rTSR for the performance cycle and determine the final achievement percentage for the PSUs. Except as provided in the 2019 Incentive Award Plan or the applicable award agreement, a recipient must be employed on the date of payout in order to be eligible to vest in the PSUs.

In the event of a NEO’s termination of service due to retirement, defined as age 62 with 10 years of service, death or disability prior to the Payment Date, the NEO will remain eligible to vest in and receive a prorated portion of his or her PSUs for the portion of the three-year performance cycle that has elapsed prior to the date of the termination based on actual performance for the three-year cycle, with the PSUs vesting upon Compensation and Management Development Committee certification of performance following the performance cycle (or, if earlier, the date of a change in control).

All of our NEOs change in control requires a double trigger for accelerated vesting of equity. The PSUs shall continue to be eligible for accelerated vesting provided that in the event of the NEOs Termination of Service without "cause" (and other than as a result of NEOs retirement, death or disability) upon or within twelve (12) months following the Change in Control, provided such termination occurs prior to the Payment Date, the NEO will vest in the Target PSUs on the date of such termination. In the event of a Change in Control prior to the Payment Date, where the NEO has a Qualifying Termination Event, the Target PSUs shall accelerate, vest and be settled in full immediately prior to such Change in Control.

Vesting of 2022-2024 Long-Term Incentive Awards

The 2022-2024 performance cycle performance goals were divided equally between cumulative contract award values and gross profit margin as sold, which the Compensation and Management Development Committee believed at the time of grant to be important metrics for driving performance and promoting alignment of the interests of our executive officers and our stockholders.

The targets set for 2022-2024 performance goals were determined based on the business plan at the time of grant (and subsequently adjusted for M&A activity during the performance period using the adjusted operating plan inclusive of the acquired companies at the time of the close of the relevant deals), and were designed to be challenging yet attainable. The resulting number of PSUs from the cumulative contract award and gross profit margin as sold achievement was then modified by a rTSR Multiplier determined based on the Company's "rTSR" percentile ranking within the Peer Benchmark (as described above) for the 2022-2024 performance cycle, with the opportunity for a maximum multiplier of 125% of the initial eligible PSUs in connection with the Company’s rTSR ranking of 75th percentile or above, a target multiplier of 100% in connection with a ranking of 50th percentile, and a multiplier of 75% in connection with a ranking of 25th percentile or below. Achievement between threshold and target and between target and maximum was calculated as an interpolation between potential payout results.

At least threshold performance was required for at least one of these two financial metrics for any amount to be paid under the PSUs. At threshold performance the NEO earned 50% of his or her PSU award, 100% at target performance and 200% upon achievement of the maximum goal. The threshold, target and maximum goals for the 2022-2024 cycle were:

Cumulative Contract Awards ($ billions)	Potential Payout %*
<$13.00	0
$13.00	50%
$13.59	75%
$14.18	100%
$14.48	125%
$14.78	150%
$15.08	175%
≥$15.38	200%
*Between these values determined on a straight-line basis

Results between threshold and target and target and maximum are determined by straight line interpolation.

Gross Profit Margin as Sold	Potential Payout %*
<23.0%	0
23.0%	50%
23.5%	75%
24.0%	100%
24.3%	125%
24.5%	150%
24.7%	175%
≥25.0%	200%
*Between these values determined on a straight-line basis

For the 2022-2024 performance cycle, in March 2025, the Compensation and Management Development Committee determined that our cumulative contract awards were $17.3 billion, and our gross profit margin as sold was 23.0%, resulting in a weighted average performance achievement for the total initial eligible PSU achievement at 125%.

The 2019 Incentive Plan and the applicable award agreement permit the Compensation and Management Development Committee to make certain adjustments in the determination of performance achievement. The certified achievement of gross profit margin as sold of 23.0% reflects such adjustments to exclude certain contracts that were not contemplated at the time the goals were set and were not accretive to gross profit margin as sold but were accretive to the Corporations adjusted EBITDA margins. The Compensation and Management Development Committee believes that such contracts were in the best interest of the Corporation to pursue and determined to exclude such contracts as permitted by the Plan and the applicable award agreement. Absent such adjustment, gross profit margin as sold would have been below the pre-established threshold of 23.0%.

The 2022-2024 rTSR percentile rank was determined to be 100% resulting in rTSR multiplier of 125%, for a resulting total payout of 156.25%. The 2022-2024 PSU awards will be paid in shares to the NEOs in March 2025. For information about the 2022-2024 PSU awards held by each of our NEOs, see the “Outstanding Long-Term Incentive Awards at Fiscal Year-End Table” below.

As a reminder, PSU awards granted in fiscal years 2023 and 2024 do not contain the gross profit margin as sold metric and instead measure cumulative revenue and cumulative adjusted EBITDA, which the Compensation and Management Development Committee believe are better aligned with Parsons' strategy and focus on sustainable and profitable growth.

One-Time CEO Award

As a reminder, on December 18, 2023, the Committee granted Ms. Smith a one-time equity award with a total target value of $10,000,000. A majority of the package was delivered in performance-based equity (60%) that cliff vests after a four-year performance period based on relative TSR schedule (as shown below) for the period from December 18, 2023 through December 17, 2027, subject to Ms. Smith’s continued service. The 60-trading day weighted average stock price preceding (and including) the first day and last day of the 2023-2027 performance cycle will be used to determine the total shareholder return for Parsons and the Peer Benchmark constituent companies. The remaining portion of the award was delivered in time-based equity (40%) and vests in equal annual installments over four years.

rTSR Performance for the 2023-2027 Performance Cycle	rTSR Multiplier*
Company rTSR ranking of 75th percentile or above	150%
Company rTSR ranking of 65th percentile	100%
Company rTSR ranking of 55th percentile	50%
Company rTSR ranking of 35th percentile or below	0%
*Between these values determined on a straight-line basis

Additional detail on the termination provisions underlying the one-time award can be found in our proxy statement filed with the SEC on March 5, 2024.

Other Compensation Elements

We also provide our employees, including our NEOs, with a variety of employee benefit plans, including our ESOP, a 401(k) plan with matching contributions, non-qualified deferred compensation plans and welfare benefits, such as health, life and disability, which we use to attract and retain our employees.

We also offer financial planning and executive physical reimbursements to our NEOs to the extent our Board believes that these limited perquisites are appropriate to assist an individual NEO in the performance of his or her duties, to make our NEOs more efficient and effective, and for recruitment, motivation or retention purposes.

All future practices with respect to perquisites or other personal benefits will continue to be subject to periodic review and approval by the Compensation and Management Development Committee.

Post-Employment Compensation

The initial terms and conditions of employment for each of our NEOs are set forth in written offer letters. Each of our NEOs are employed on an at-will basis.

For a summary of the material terms and conditions of our post-employment compensation arrangements, see “—Potential Payments upon Termination or Change in Control” below.

Compensation Clawback Policy

Our Compensation Clawback Policy applies to our NEOs. Pursuant to this policy, the Compensation and Management Development Committee has the authority to seek:

•
Compensation paid, payable or awarded under the Company’s short- and long-term incentive compensation programs, including any discretionary bonuses, time and performance-based equity-based incentive awards (whether or not vested).
•
Shares or phantom units acquired upon vesting or lapse of restriction of any awards; shares or phantom units acquired upon exercise of options or appreciation rights; dividend equivalents paid on equity incentive awards.
•
Cash incentives.

In the event of:

•
If the Company suffers, or could reasonably be expected to suffer, material financial damage as a result of any conduct by the NEO constituting fraud, material theft of Company assets, bribery, corruption, or other illegal acts, gross negligence, or willful misconduct involving the Company or its subsidiaries (“Detrimental Conduct’’).
•
A material restatement of the Company’s financial or operational results, as a result of the NEO’s Detrimental Conduct, but not including restatements caused by changes in accounting rules, reclassifications or similar retrospective changes that are not the result of Detrimental Conduct (a “Restatement”).

The Compensation and Management Development Committee may recover under this policy the incentive compensation paid, awarded or acquired by the NEO within the three years preceding the date on which the Compensation and Management Development Committee determines circumstances triggering the right to clawback such compensation has occurred. Additionally, in the event of a restatement, the amount that may be recovered under this policy will be limited to the excess of the amount of any incentive compensation actually paid, vested or awarded, and the amount of any such incentive compensation that would have been paid, vested or awarded had the financial or operational results been properly reported.

Any clawback under this policy may, in the discretion of the Compensation and Management Development Committee, be accomplished through (1) the reduction, forfeiture or cancellation of awards whether or not vested or deferred, (2) requiring the repayment to the Company of any gain realized or payment received upon the exercise or payment of the award valued as of the date of exercise or payment, (3) adjusting future incentive compensation opportunities, or (4) such other manner as the Compensation and Management Development Committee, in its discretion, determines to be appropriate.

The Company’s right of clawback under this Policy is in addition to any other remedy available to it, including, but not limited to, termination of employment, the initiation of civil or criminal proceedings, and any right to repayment under the Sarbanes-Oxley Act of 2002, and any other applicable law.

Additionally, Parsons Dodd-Frank Compliant Compensation Clawback Policy requires recoupment of incentive compensation erroneously paid to our executive officers if amounts were based on material noncompliance with any financial reporting requirement that causes an accounting restatement, without regard to any fault or misconduct.

Executive Ownership Guidelines

The Board believes that it is important to link the interests of our NEOs to those of our stockholders. The stock ownership guidelines require our executives to accumulate and hold a minimum number of shares of Parsons common stock within five years of the later of (1) the effective date of the policy or (2) the date of appointment/promotion of the executive officer. The specific Parsons stock ownership requirements for our executive officers are as follows:

CEO	5x Annual Base Salary

Other Executive Officers	3x Annual Base Salary

For our CEO and other executive officers, shares of our common stock that count towards satisfaction of these guidelines include (1) common stock directly owned by the executive or immediate family member (2) common stock owned indirectly if the individual has an economic interest in the shares (beneficial ownership as defined in Rule 13d-3 and reported in the proxy) (3) shares held through the ESOP, (4) unvested restricted stock or RSUs, excluding shares or units remaining subject to achievement of performance goals, and (5) shares held through the 401(k) plan, at such time in the future this option is available.

Value of ownership is measured by reference to the trailing 60 trading day weighted average of the Parsons common stock, up to and including last day of the calendar year; compliance is evaluated annually.

As of December 31, 2024, each of our continuing NEOs is in compliance with their ownership guideline, either by meeting their executive ownership requirement, or by having made sufficient progress toward their ownership requirement based on time in role.

Timing of Equity Awards

Annual grants of equity awards are generally decided during the Compensation and Management Development Committee meetings held in February and/or March, with the grants becoming effective on the date of the meeting when they are approved. This ensures the grants are issued after the release of the previous fiscal year’s earnings information, when the public is aware of the information and the information is reflected in the stock price used to value the awards.

The Compensation and Management Development Committee does not time awards of equity grants to influence the value of compensation in any way. Executive officers do not influence the selection of grant dates. Special grants approved by the Committee are effective either on a specified future date (such as a hire date, promotion date, or monthly grant date), or on the approval date. For approvals made by written consent, the grant date cannot precede the date when all Committee members approvals have been received.

Occasionally, special circumstances may lead the Compensation and Management Development Committee to issue annual equity awards outside the usual February or March timeline. In these cases, the Committee maintains its policy of not timing equity grants to exploit material non-public information or to impact the value of compensation either positively or negatively.

Anti-Hedging and Anti-Pledging Policies

Under our Insider Trading Compliance Policy, we prohibit our employees, including our NEOs, and Board members, from hedging the risk associated with ownership of shares of Parsons common stock and other securities, as well as from pledging any Parsons securities as collateral for a loan.

Compensation-Related Risk

Our Compensation and Management Development Committee is responsible for the oversight of our risk profile, including compensation-related risks. Our Compensation and Management Development Committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The compensation policies and practices in place that mitigate unnecessary risk include:

•
An appropriate compensation mix that is designed to balance fixed and variable pay and emphasize both short-term and long-term performance.
•
A substantial portion of incentive compensation for top level executives is associated with our long-term performance. This discourages short-term risk taking.
•
Multi-year vesting provisions (3-year cliff for performance awards and 3 year ratable for time-based awards) for all equity awards granted under our long-term incentive plans, other than the one-time award to Ms. Smith in December 2023 which has a 4-year cliff for the performance award and 4 year ratable for the time-based award.
•
Financial performance measures used for incentive plans covering colleagues at all levels of the Company include a balanced mix of financial metrics that are in-line with operating and strategic plans.

•
Certain, but not all, of the short- and long-term incentive metrics overlap; where applicable, different measurement periods are used (i.e., 1- and 3-years), which provides a balance and reduces the opportunity to take undue risks to meet a single goal.
•
A significant portion of annual and long-term incentive payments are based on Company and business profitability, ensuring a correlation between pay and performance.
•
Financial targets are appropriately set, and if not achieved, result in a reduction of compensation. Assuming at least threshold performance is achieved, our incentive plans generally result in some payouts at levels below target, rather than an “all-or-nothing” approach.
•
Executive and broad-based incentive plans cap the maximum award payable to any individual.
•
The Compensation and Management Development Committee considers information from peer group companies to provide a reference for compensation design, thereby avoiding unusually high pay opportunities relative to the Company’s peers.
•
Incentive payments are subject to clawback in the event of certain conduct and/or the result of a material restatement of our financial results, under the Parsons Clawback Policy and the Parsons Dodd-Frank Compliant Compensation Clawback Policy.

Impact of Tax and Accounting

As part of its role, the Compensation and Management Development Committee reviews and considers the deductibility of our executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to certain executive officers. The Compensation and Management Development Committee does not necessarily limit executive compensation to the amount deductible under that provision.

In its review and establishment of compensation programs and awards for our NEOs, the Compensation and Management Development Committee considers the anticipated deductibility or non-deductibility of the compensation as only one factor in assessing whether a particular compensatory arrangement is appropriate, particularly in light of the goals of maintaining a competitive executive compensation system generally (i.e., paying for performance and maximizing stockholder return).

The Compensation and Management Development Committee reserves the right to use their judgment to authorize compensation payments that do not qualify for the compensation deduction if, in light of all applicable circumstances, they believe that such payments are appropriate and in the Company’s best interests and that of our stockholders.

In designing and implementing our compensation programs the Compensation and Management Development Committee also takes into account the accounting impact of such payments. However, it ultimately determines pay based on the most effective means to implement our long-term strategy.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE

COMPENSATION

The Compensation and Management Development Committee has reviewed and discussed the CD&A included in this proxy statement with members of management, and based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the CD&A be included in this proxy statement.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
Mark K. Holdsworth Steven F. Leer (Chair) Ellen M. Lord
Darren W. McDew
Harry T. McMahon
David C. Wajsgras

COMPENSATION TABLES

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for services rendered in all capacities for fiscal 2024.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Carey A. Smith	2024	1,028,846	7,532,264	2,328,100	25,188	99,461	$11,013,860
Chair, President &	2023	976,923	15,215,909	2,290,200	18,822	95,041	$18,596,895
Chief Executive Officer	2022	899,999	4,730,700	1,237,200	8,192	97,714	$6,973,806
Matthew Ofilos	2024	576,044	1,569,122	957,900	2,297	59,485	$3,164,848
Chief Financial Officer	2023	535,601	1,151,618	846,300	832	53,068	$2,587,420
	2022	432,692	1,671,553	397,100	—	44,047	$2,545,391
Michael R. Kolloway	2024	526,610	1,048,154	709,400	10,466	79,779	$2,374,409
Chief Legal Officer &	2023	514,413	1,001,864	711,400	8,330	78,503	$2,314,509
Secretary	2022	505,769	901,036	420,700	3,851	78,827	$1,910,184
Susan M. Balaguer	2024	460,528	579,888	624,100	1,581	59,749	$1,725,845
Chief Human Resources Officer	2023	439,832	464,775	616,900	764	57,547	$1,579,817
	2022	422,212	981,197	352,600	—	46,887	$1,802,895

(1)
This column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of RSUs and PSUs granted. Amounts do not correspond to the actual value that will be realized by the NEOs. The grant date fair value as calculated under FASB ASC Topic 718 of the RSUs is determined by multiplying our share price on the date of grant by the number of shares subject to the award. With respect to the PSUs, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date, which was determined to be 100% of target levels in 2024, 100% of target levels in 2023 and 100% of target levels in 2022. The grant date fair value of PSUs granted in 2024 assuming achievement at maximum levels (200% of target levels and 125% rTSR multiplier) is as follows: $11,808,983 for Ms. Smith, $2,459,998 for Mr. Ofilos, $1,643,234 for Mr. Kolloway, and $909,095 for Ms. Balaguer. The grant date fair value of the PSUs granted in 2023 assuming achievement at maximum levels (200% of target levels and 125% rTSR multiplier, and 150% rTSR Multiplier) for Ms. Smith is as follows: $8,423,447 for the February grant and $8,300,229 for the December grant. The grant date fair value of the PSUs granted in 2022 assuming achievement at maximum levels (200% of target levels and 125% rTSR multiplier) is as follows: $7,301,891 for Ms. Smith, $1,390,796 for Mr. Kolloway, and $742,270 for Ms. Balaguer. The grant date fair value of the PSUs granted in 2022 assuming achievement at maximum levels (200% of target levels and 125% rTSR multiplier) for Mr. Ofilos is as follows: $225,977 for the March grant and $1,522,176 for the August grant. The grant date fair value of the PSUs granted in 2021 assuming achievement at maximum levels (200% of target levels and 125% rTSR multiplier) is as follows: $1,171,263 for Mr. Kolloway. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC.
(2)
Non-equity incentive plan awards consist of annual incentive awards payable under the Company’s AIP. For more information about the Company’s AIP, please see “Compensation Discussion and Analysis — Annual Cash Incentives” above.
(3)
Represents earnings under the Company’s non-qualified deferred compensation plans for the applicable fiscal year.

(4)
The table below describes the elements included in All Other Compensation:

ALL OTHER COMPENSATION TABLE
		Employer Contributions Under Defined Contribution Plans
Name	Life Insurance ($)	Employer 2024 ERP Contribution ($)	Employer 2024 ESOP Contribution ($)	Employer 401(k) Match ($)	Executive Physical ($)	Financial Planning ($)	Charitable Matching Contribution ($)	Total ($)
Carey A. Smith	1,520	54,708	27,600	6,900	3,733	—	5,000	99,461
Matthew Ofilos	1,120	18,484	27,600	6,900	2,594	—	2,788	59,485
Michael R. Kolloway	25,750	14,529	27,600	6,900	—	—	5,000	79,779
Susan M. Balaguer	2,010	9,242	27,600	6,900	3,996	5,000	5,000	59,749

Grants of Plan-Based Awards Table

The following table presents, for each of the NEOs, information concerning each award granted during fiscal 2024. This information supplements the information about these awards set forth in “—Summary Compensation Table.”

GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Named Executive Officer		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Market Value of Stock Awards ($)(4)
Carey A.	AIP	1/15/2024	656,250	1,312,500	2,625,000
Smith	PSU	2/26/2024				26,155	52,310	130,775		4,723,593
	RSU	2/26/2024							34,873	2,808,671
Matthew	AIP	1/15/2024	270,000	540,000	1,080,000
Ofilos	PSU	2/26/2024				5,449	10,897	27,243		983,999
	RSU	2/26/2024							7,265	585,123
Michael R.	AIP	1/15/2024	199,943	399,885	799,770
Kolloway	PSU	2/26/2024				3,640	7,279	18,198		657,294
	RSU	2/26/2024							4,853	390,861
Susan M.	AIP	1/15/2024	175,903	351,806	703,611
Balaguer	PSU	2/26/2024				2,014	4,027	10,068		363,638
	RSU	2/26/2024							2,685	216,250

(1)
Non-equity incentive plan awards consist of annual incentive awards payable under the Company’s AIP. For more information about the Company’s AIP, please see “Compensation Discussion and Analysis — Annual Cash Incentives” above.
(2)
Represents the number of units subject to the 2024-2026 PSU awards. The 2024-2026 PSUs are eligible to vest based on the achievement of performance goals over the three-year performance cycle ending December 31, 2026; 50% is based on achievement of cumulative adjusted EBITDA and 50% is based on achievement of cumulative revenue through December 31, 2026 and continued employment through the date of payout, which will be no later than March, 2027. Payouts may range from 0% to 200% of target based on actual cumulative adjusted EBITDA and cumulative revenue performance achieved over the three-year performance cycle, with a maximum modified payout of 250% based on actual rTSR performance relative to a custom industry peer benchmark for the three-year performance cycle. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(3)
The RSUs granted on February 26, 2024 vest in three equal installments on March 9, 2025, 2026 and 2027, subject to the NEO’s continued service with the Company through each such date. For more information about the accelerated vesting of these RSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(4)
The grant date fair value of stock awards amounts was calculated in accordance with FASB ASC Topic 718. The grant date fair value as calculated under FASB ASC Topic 718 of the RSUs is determined by multiplying our share price on the date of grant by the number of shares subject to the award. With respect to the PSUs, the grant date fair value is based on the estimated probable outcome of the performance objectives applicable to such awards on the grant date, which was determined to be 100% of target levels. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC.

Outstanding Long-Term Incentive Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying our RSU and PSU awards granted in 2024, 2023 and 2022, for each NEO as of December 31, 2024.

OUTSTANDING LONG-TERM INCENTIVE AWARDS AT FISCAL YEAR-END TABLE
Named Executive Officer		Number of RSUs That Have Not Vested (#)	Market Value of RSUs That Have Not Vested ($)(1)	Number of Unearned PSUs That Have Not Vested (#)	Market Value of Unearned PSUs That Have Not Vested ($)(1)
Carey A.	2024 RSU(2)	34,873	3,217,034
Smith	2024 PSU(3)			52,310	4,825,598
	2023 RSU(4)	50,159	4,627,168
	2023 PSU(6)			100,317	9,254,243
	2023 RSU(4)	31,626	2,917,499
	2023 PSU(5)			71,159	6,564,418
	2022 RSU(7)	17,328	1,598,508
	2022 PSU(9)			77,970	7,192,733
Matthew	2024 RSU(2)	7,265	670,196
Ofilos	2024 PSU(3)			10,897	1,005,248
	2023 RSU(4)	6,591	608,020
	2023 PSU(5)			14,830	1,368,068
	2022 RSU(7)	2,732	252,027
	2022 RSU(8)	12,800	1,180,800
	2022 PSU(9)			12,288	1,133,568
	2022 RSU(7)	536	49,446
	2022 PSU(9)			2,413	222,599
Michael R.	2024 RSU(2)	4,853	447,689
Kolloway	2024 PSU(3)			7,279	671,488
	2023 RSU(4)	5,734	528,962
	2023 PSU(5)			12,901	1,190,117
	2022 RSU(7)	3,300	304,425
	2022 PSU(9)			14,851	1,370,005
Susan M.	2024 RSU(2)	2,685	247,691
Balaguer	2024 PSU(3)			4,027	371,491
	2023 RSU(4)	2,660	245,385
	2023 PSU(5)			5,985	552,116
	2022 RSU(8)	10,829	998,975
	2022 RSU(7)	1,762	162,545
	2022 PSU(9)			7,926	731,174

(1)
The market value of the long-term incentive awards was determined by multiplying the number of units, subject to the award by the closing price per share of our common stock of $92.25 on December 31, 2024, the last trading day of fiscal year 2024.
(2)
The RSUs vest in three equal installments on each of March 9, 2025, 2026 and 2027, subject to the NEO's continued service with the Company through each such date.

(3)
Represents the number of units subject to the 2024-2026 PSU awards at target levels. The 2024-2026 PSUs are eligible to vest based on the achievement of performance goals over the three-year performance cycle ending December 31, 2026; 50% is based on achievement of cumulative adjusted EBITDA value and 50% is based on achievement of cumulative revenue through December 31, 2026, and continued employment through the date of payout, which will be no later than March 2027. Payouts may range from 0% to 200% of target based on actual cumulative adjusted EBITDA and cumulative revenue achieved over the three-year performance cycle, with a maximum modified payout of 250% based on actual rTSR performance relative to a custom industry peer benchmark for the three-year performance cycle. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(4)
The RSUs vest in three equal installments on each of February 26, 2024, 2025 and 2026, subject to the NEO’s continued service with the Company through each such date. The 50,159 RSUs granted to Ms. Smith on December 18, 2023 vest in four equal installments on each of December 17, 2024, 2025, 2026 and 2027, subject to her continued service with the Company through the vesting date. For more information about the accelerated vesting of these RSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(5)
Represents the number of units subject to the 2023-2025 PSU awards at target levels. The 2023-2025 PSUs are eligible to vest based on the achievement of performance goals over the three-year performance cycle ending December 31, 2025; 50% is based on achievement of cumulative adjusted EBITDA value and 50% is based on achievement of cumulative revenue through December 31, 2025, and continued employment through the date of payout, which will be no later than March 2026. Payouts may range from 0% to 200% of target based on actual cumulative adjusted EBITDA and cumulative revenue achieved over the three-year performance cycle, with a maximum modified payout of 250% based on actual rTSR performance relative to a custom industry peer benchmark for the three-year performance cycle. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(6)
Represents the number of units subject to the 2023-2027 PSU award at target levels. The 2023-2027 PSUs are eligible to vest based on rTSR achievement through December 17, 2027, and continued employment through the date of payout, which will be no later than March, 2028. Payout may range from 0% to 150% of target based on actual rTSR performance relative to a custom industry peer benchmark for the four-year performance cycle. For more information about the accelerated vesting of these PSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(7)
The RSUs vest in three equal installments on each of March 1, 2023, 2024 and 2025, subject to the NEO’s continued service with the Company through each such date. The RSUs granted to Mr. Ofilos in connection with his appointment to Chief Financial Officer on August 1, 2022 vest in three equal installments on each of July 31, 2023, 2024 and 2025, subject to his continued service with the Company through the vesting date. For more information about the accelerated vesting of these RSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(8)
The RSUs vest three years from the date of grant. Mr. Ofilos RSUs granted on August 1, 2022 vest on July 31, 2025. Ms. Balaguer's RSUs granted on December 19, 2022 vest on December 18, 2025. Subject to continued service with the Company through the vesting date. Additional detail on the termination provisions underlying the awards can be found in our proxy statement filed with the SEC on March 6, 2023. For more information about the accelerated vesting of these RSUs, see “Compensation Discussion and Analysis — Long-Term Incentives” above.
(9)
Represents the number of units, subject to the 2022-2024 PSU awards based on the actual performance payout of 157.81%. The performance goals for the 2022-2024 PSU awards were achieved at such level on December 31, 2024, but the awards remained subject to forfeiture subject to continued employment through the payment date of the award, which will be no later than March 2025.

Long-Term Incentive Awards that Vested in 2024

The following sets forth the number of RSUs and PSUs that vested in 2024.

LONG-TERM INCENTIVE AWARDS VESTED TABLE
	PSU Awards		RSU Awards
Named Executive Officer	Number of PSUs Acquired on Vesting (#) (1)	Value Realized on Vesting ($)	Number of RSU Awards Vested (#)(2)	Value Realized on Vesting ($)(3)
Carey A. Smith	82,934	6,679,504	63,407	5,389,188
Matthew Ofilos	—	—	6,561	558,139
Michael R. Kolloway	17,139	1,380,375	8,968	724,971
Susan M. Balaguer	8,306	668,965	4,448	355,017

(1)
Represents 2021-2023 PSU awards that were earned based on performance over the 2021-2023 performance cycle but that vested based on continued employment through the date of payout in February 2024.
(2)
Represents RSUs granted in 2021 that vested on February 28, 2024, RSUs granted in 2022 that vested on March 1, 2024 and RSUs granted in 2023 that vested on February 26, 2024 and were settled in shares of our common stock.
(3)
Value realized on vesting calculated by multiplying the number of RSUs that vested by the closing price per share of our common stock on the date of vesting.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation

Parsons Executive Restoration Plan (“ERP”): The ERP provides a vehicle to restore qualified plan benefits that are reduced because of limitations on compensation imposed under the Code under the ESOP and the 401(k) plan. The amount credited to a NEO under the ERP is equal to a percentage of the NEO’s eligible compensation under the ESOP based on the total percentage of compensation that we contribute to the ESOP. NEOs vest in their ERP accounts in accordance with the same vesting schedule as the ESOP. Vested ERP account balances are paid in cash in a lump sum upon a NEO’s termination of employment, or, if so elected by the NEO, upon a change in control or substantial financial hardship.

The ERP will earn an annual rate of interest on the ERP funds equal to the average of prime rates made available to preferred borrowers by Bank of America, N.T. & S.A., Los Angeles Branch (or any successor thereto) determined as of the first working day of each calendar month prior to the complete distribution of an ERP account.

NONQUALIFIED DEFERRED COMPENSATION TABLE
Named Executive Officer	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Carey A. Smith
Executive Restoration Plan	54,708	25,188	—	381,440
Matthew Ofilos
Executive Restoration Plan	18,484	2,297	—	48,276
Michael R. Kolloway
Executive Restoration Plan	14,529	10,466	—	150,289
Susan M. Balaguer
Executive Restoration Plan	9,242	1,581	—	29,751

(1)
Employer contributions are reported as “All Other Compensation” for 2024 in the Summary Compensation Table above.

2024 CEO Pay Ratio

We are providing the following information regarding the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO (in each case, the annual total compensation was calculated in accordance with SEC rules applicable to the Summary Compensation Table above). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2024:

•
Our median employee’s annual total compensation was $113,677.
•
Our CEO’s annual total compensation, as reported in the Summary Compensation Table, was $11,013,860.
•
Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is 97 to 1.

Pay Ratio Methodology

SEC rules allow us to select a methodology for identifying our median employee in a manner that is most appropriate based on our size, organizational structure and compensation plans, policies and procedures, and allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in significant change in our pay ratio disclosure.

We used the same median employee for 2023 and 2024, after considering the changes to our employee population and compensation programs during 2023 and 2024, as well as the 2023 and 2024 compensation of the median employee.

We selected December 31, 2023 as the date on which to determine our median employee. As of that date, we had 18,313 employees, with 10,636 employees based in the United States and 7,677 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding employees in 5 countries: 4 employees in Denmark, 20 employees in France, 9 employees in Germany, 2 in Hong Kong, and 15 employees in the United Kingdom.

After taking into account the de minimis exemption, 10,636 employees based in the United States and 7,627 employees located outside of the United States were considered for purposes of identifying the median employee.

For purposes of identifying the median employee from our employee population base, we considered base salary for 2024, including overtime, as compiled from our payroll records. We selected base salary as this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the year-to-date period ended December 31, 2024 and annualized for all regular employees who were employed on December 31, 2024 but did not work for us for all of 2024. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2024.

Ms. Smith’s 2024 annual total compensation calculated herein of $11,013,860 includes her annual base salary, annual incentive plan payout, long term incentive awards, and all other compensation as reported in the ‘All Other Compensation’ table in this proxy statement.

Potential Payments upon Termination or Change in Control

Payments and benefits that would be provided to each NEO in addition to those received by all employees (such as payout of 401(k) balances and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of our fiscal year ended December 31, 2024.

Corporate Vice President Severance Plan

Each NEO currently employed by the Company is an eligible employee under Parsons Corporate Vice President Severance Plan (the "Severance Plan"). The Severance Plan provides that, upon the termination of employment of an eligible employee by the Company other than for Performance (as defined in the Severance Plan) or due to death or disability (other than a termination in connection with a change in control of the Company), in addition to the payment of accrued obligations, the eligible employee will receive the following compensation and benefits: (i) a lump sum payment equal to four and a half (4.5) times the eligible employee's base monthly salary (for a regular full-time eligible employee, shall be determined by using the employee’s full, regular base salary rate on his or her termination date, and for a regular part-time eligible employee, shall be determined by using the employee’s average monthly regular base salary rate over the 12-month period immediately preceding his or her termination date); and (ii) the Company shall pay, on behalf of the eligible employee, four (4) months of COBRA premiums for medical, dental and vision care coverage. The receipt of the foregoing severance payments and benefits will be subject to the eligible employee's execution of a separation and release agreement that contains customary restrictive covenants, including obligations with respect to non-compete, non-solicitation and confidentiality.

Change in Control Agreements

The NEOs are eligible to receive certain severance payments and benefits in connection with various circumstances in connection with a change in control of the Company. The potential severance payments and benefits payable to the NEOs in the event of termination of employment in place as of fiscal year end are described below and were determined pursuant to the terms of their individual change in control and severance agreements, as applicable.

The CIC Agreements provide severance protections to the NEOs in the event of a resignation by the executive for “Good Reason” or a termination by Parsons without “Cause” (as each such term is defined below) within eighteen months following a change in control or if any successor company fails to assume the CIC Agreement or repudiates or breaches any provision of the CIC Agreement within such eighteen month period (any such event, a “Qualifying Event”).

Under the CIC Agreements, if a Qualifying Event occurs, the executive is eligible to receive the following severance payments and benefits, subject to his or her written notice to the Company of such Qualifying Event, his or her execution of an effective release of claims in favor of the Company and continued compliance with his or her restrictive covenants. Such payments are payable in a lump sum no later than two and a half months following the Qualifying Event, subject to any delays imposed by Section 409A of the Code:

•
a pro rata portion (based on number of days that elapsed in the calendar year before the Qualifying Event occurred) of the greater of (1) the executive’s target annual bonus for the year of the Qualifying Event or (2) the executive’s annual bonus that would have been paid (as determined by the Board of Directors in its discretion) assuming the year ended on the date of the Qualifying Event and based on actual performance through that date;
•
an amount equal to the highest rate of the executive’s annualized base salary in effect at any time up to and including the Qualifying Event multiplied by two.
•
an amount equal to the greater of (1) the executive’s target annual bonus for the year of the Qualifying Event or (2) the average of the annual bonuses actually paid to the executive for the two years preceding the year of the Qualifying Event, multiplied by two; and
•
a non-discounted cash lump sum amount equal to the sum of the following: (1) the Company’s estimate of the costs for the executive’s medical insurance coverage at the level and a cost to the executive comparable to that provided to the executive immediately prior to the Qualifying Event for a period of two years, following such Qualifying Event (which, in the Company’s discretion, may be based on the applicable COBRA rates); (2) the Company’s estimate of the costs for the continuation of that level of the executive’s life insurance coverage that is in effect immediately prior to the Qualifying Event, for a period of two years, following such Qualifying Event, or, if shorter, the period ending on the last day of the level premium rate guarantee period established by the applicable insurer for such coverage; and (3) the Company’s estimate of the cost for the continuation of the executive’s executive supplemental disability coverage under the Company’s supplemental disability insurance plan in effect immediately prior to the Qualifying Event for a period of two years, following such Qualifying Event (or the date the executive attains age 65, if earlier), but the cash payment in this clause (3) will only be paid if the terms of the applicable insurance policy under such disability insurance plan provide that the coverage may be continued following the Qualifying Event and such costs to be estimated using the extent of the coverage allowed under the terms such policy at a cost to the Company that is no greater than the cost borne by the Company immediately prior to the Qualifying Event.

For purposes of the CIC Agreements, a “change in control” has the same definition as is given to such term in our 2019 Incentive Award Plan.

For purposes of the CIC Agreements, (1) “Cause” means the executive’s (a) commission of fraud or embezzlement in connection with Parsons; (b) conviction of, or pleading guilty or nolo contendere to, a felony involving fraud, dishonesty or moral turpitude; or (c) willful and continued failure to substantially perform material duties which is not remedied in a reasonable period of time after written demand for substantial performances is delivered by the Board; or d) material violation of the Company’s Code of Conduct and (2) “Good Reason” means, without the Executive’s express written consent, the occurrence of any one or more of the following, unless the action or failure giving rise to such occurrence is withdrawn, reversed or cured by the Company within thirty (30) days of the date of such event’s occurrence: (a) material reduction in the nature or status of the Executive’s authorities, duties, and/or responsibilities (when such authorities, duties, and/or responsibilities are viewed in the aggregate) from their level in effect on the day immediately prior to the start of the Protected Period; (b) a reduction by the Company of the Executive’s Base Salary as in effect on the day immediately prior to the start of the Protected Period; (c) material reduction by the Company of the Executive’s aggregate welfare benefits and/or the value of the incentive programs provided under the Company’s management incentive and/or other short and/or long-term incentive programs, as such benefits and opportunities exist on the day immediately prior to the start of the Protected Period.; (d) relocation of the Executive’s principal office by the Company more than fifty (50) miles from the location of the Executive’s principal office immediately prior to the start of the Protected Period; (e) any purported termination of the executive without satisfying the notice requirements in the CIC Agreement; and (f) Parsons’ failure to obtain agreement from any successor entity to assume and perform its obligations under the CIC Agreement.

The CIC Agreements provide that in the event that any payments would subject the NEO to the excise taxes applicable under Section 4999 of the Code by reason of being a parachute payment under Section 280G of the Code, then if it would cause a better net-after tax result, the amount of such payments will be reduced so that no excise tax would apply.

Additionally, our long-term incentive awards are eligible for accelerated vesting under certain circumstances. For a discussion of the accelerated vested terms of these awards, please see “Compensation Discussion and Analysis – Long-Term Incentive Awards” above.

Potential Payments upon Termination or Change in Control Table

The following table sets forth the estimated payments that would be received by the NEOs in four different scenarios – (1) a termination of employment without cause or following a resignation for good reason (involuntary termination) apart from a change in control, (2) a NEO’s retirement, (3) a NEO’s death or disability, and (4) an involuntary termination in connection with a change in control in the circumstances contemplated by the CIC Agreements described above. The table below reflects amounts payable to the NEOs assuming their employment was terminated on December 31, 2024 and, if applicable, a change in control of our Company also occurred on that date and therefore includes only long-term incentive awards outstanding on that date. For purposes of estimating the value of accelerated long-term incentive awards to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $92.25, which represents the closing market price of our common stock as reported on the NYSE on December 31, 2024. Each of the NEOs are participants in the deferred compensation plans described above under “—Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation” and the ESOP. For more information about payments payable to the NEOs under these deferred compensation plans or the ESOP upon a termination of employment or a change in control, please see “—Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation” above and “—Employee Stock Ownership Plan” below.

Name	Involuntary Termination without a Change in Control ($)	Retirement ($)(1)	Death or Disability ($)(2)	Involuntary Termination in Connection with Change in Control ($)
Carey A. Smith
AIP Payout (3)	2,328,100	2,328,100	2,328,100	2,328,100
Cash Severance (4)	393,750	—	—	4,725,000
Benefits (5)	10,737	—	—	64,424
Long-Term Incentive Award Acceleration	—	20,910,584	19,253,738	40,197,200
Matthew Ofilos
AIP Payout (3)	957,900	957,900	957,900	957,900
Cash Severance (4)	225,000	—	—	2,280,000
Benefits (5)	10,421	—	—	62,526
Long-Term Incentive Award Acceleration (6)	1,180,800	4,182,984	4,172,929	6,489,972
Michael R. Kolloway
AIP Payout (3)	709,400	709,400	709,400	709,400
Cash Severance (4)	199,943	—	—	1,866,130
Benefits (5)	16,069	—	—	96,412
Long-Term Incentive Award Acceleration	—	3,668,321	2,985,641	4,512,686
Susan M. Balaguer
AIP Payout (3)	624,100	624,100	624,100	624,100
Cash Severance (4)	175,903	—	—	1,641,759
Benefits (5)	670	—	—	4,020
Long-Term Incentive Award Acceleration	—	2,877,677	2,223,315	3,309,377

(1)
Upon a NEO’s retirement, each NEO will remain eligible to vest in a prorated portion of all outstanding PSU awards for uncompleted performance cycles based on actual performance for the performance cycle. We have also assumed performance at “target” levels for the relevant performance cycle for outstanding PSU awards for purposes of calculating the amount set forth in this column. For purposes of this column, the value of the PSU awards that relate to the three-year performance cycle that ended on December 31, 2024 are reflected at “target” levels.
(2)
Upon a NEO’s death or disability, each NEO will (a) vest in a prorated portion of all outstanding RSU awards scheduled to vest on the next occurring annual vesting date based on the portion of the twelve-month period preceding such annual vesting date that has elapsed through the date of termination, and (b) remain eligible to vest in a prorated portion of all outstanding PSU awards for uncompleted performance cycles based on actual performance for the performance cycle. We have also assumed performance at “target” levels for the relevant performance cycle for outstanding PSU awards for purposes of calculating the amount set forth in this column. For purposes of this column, the value of the PSU awards that relate to the three-year performance cycle that ended on December 31, 2024 are reflected at “target” levels.
(3)
Under our AIP, in the event an NEO’s employment is terminated other than for poor performance or misconduct, or as result of his or her retirement, death or disability, and other than as a result of a change in control, on December 31, he or she will be eligible to receive his or her annual incentive bonus for the applicable year, payable when annual bonuses are paid to employees generally. We have reflected the amounts that would have been paid upon retirement for all NEOs on December 31, 2024 had they been so eligible. Upon involuntary termination in connection with a change in control, the NEO’s annual bonus for 2024 (the full amount of which has been included in respect of the pro-rated target bonus component given the termination is assumed to have occurred on December 31, 2024 for purposes of this table) would be payable.

(4)
Represents the sum of (a) the NEO’s base salary plus the NEO’s target annual bonus for 2024 multiplied by (i) two for the NEOs. Each NEO’s target annual bonus for 2024 was used for purposes of the severance calculations related to his or her bonus amounts for purposes of this table. These amounts are payable in a lump sum.
(5)
Represents the amount payable to the NEO under the CIC Agreements in respect of continued medical, life and supplemental disability coverage for (a) two years for the NEOs. This amount is payable in a lump sum and subject to the conditions set forth in the CIC Agreements, as described above.
(6)
Additional detail on the termination provisions underlying the one-time retention award can be found in our proxy statement filed with the SEC on March 6, 2023.

Employee Stock Ownership Plan

Our employees participate in the ESOP, which is a defined contribution stock bonus retirement plan designed to enable eligible employees to obtain an ownership interest in Parsons. The ESOP is funded by contributions made by us which are held in a trust established as part of the ESOP. The contributions are invested in our common stock. Contributions and any earnings or dividends thereon, to the extent such amounts remain in the ESOP, accumulate on a tax deferred basis.

We may make discretionary contributions to the ESOP each year in an amount to be determined by our Board and may be made in cash or in shares of our common stock. We made contributions of 633,033 shares in fiscal 2024, 915,113 shares in fiscal 2023, and 1,188,129 shares in fiscal 2022 of our common stock, net of forfeitures. In fiscal 2024, 2023, and 2022, we made annual contributions to the ESOP in shares of our common stock in the amount of 8% of the participants’ covered cash compensation for the applicable year (net of shares forfeited by participants in the applicable year). The annual contributions to the ESOP are allocated to participants’ accounts each year to participants who were eligible employees during the year, and the allocations are made on a basis proportional to compensation. Covered compensation for an eligible employee under the ESOP generally includes base pay, overtime pay, assignment premiums included in base pay and most pre-tax deductions. Bonuses, relocation expenses and most other reimbursements are generally excluded from covered compensation. Prior to 2020, participants vested in their ESOP accounts over a period of six years. Effective January 1, 2020, the vesting schedule was amended to provide for three-year ratable vesting of ESOP accounts for actively employed participants.

The value of vested account balances, subject to eligibility, vesting and distribution rules, are distributed to participants, generally only after their retirement from Parsons after attaining age 65 (or 62 if fully vested). Distributions will generally be in a series of installment payments over a number of years. Based on ESOP participants’ account balances and installment options, we expect distributions in the aggregate will generally be made ratably over three years. The number of installments is based on participant account balances at the time of distribution. In December 2020, the Board of Directors approved an amendment to the Employee Stock Ownership Plan to provide greater diversification rights to participants. The amendment provides that, with respect to all diversifications elected or processed after January 1, 2021, the definition of a qualified participant shall mean a participant who has attained the age of 50 and who has completed at least 3 years of participation in the Plan and other criteria. Each qualified participant shall generally be permitted to direct the Plan as to the diversification of 50% of the value of the eligible portion of the participant’s ESOP account. In January 2021, the Board of Directors approved an amendment to the ESOP effective March 1, 2021 whereby distributions to participants in the ESOP were modified as follows: (1) the threshold amount of an ESOP participant’s balance to be eligible for a single lump sum distribution was increased from less than $20,000 to less than $500,000; (2) the threshold balance for a participant to be eligible to receive payment in two installments was increased from less than $40,000 to less than $750,000; and (3) the threshold balance for participants to receive payment in three or five annual installments was increased to $750,000 or more. In April 2022, the board of directors approved an amendment providing for lump sum distributions to participants and removing the annual installments. Annual diversification elections and five-year vest termination distributions are not impacted by this amendment and will still occur annually over installments as outlined in the Plan.

The changes were made to facilitate greater flexibility for eligible participants to receive their balances expeditiously and to accelerate the increase in publicly traded float for our common stock. Participants who have already commenced receiving distributions from the ESOP will have the option of opting out of the new thresholds and maintaining their previously elected distributions. Participants distributions prior to termination of employment or reaching retirement age (65 or 62 if fully vested) are generally not permitted, unless the participant dies. Distributions to beneficiaries of deceased participants, and participants who receive conflict of interest distributions following termination of employment, are also paid in a lump sum.

With respect to cash dividends, if the Board declares and pays a cash dividend on shares of our common stock held in the ESOP and allocated to participant accounts, then, at the election of each participant, this dividend may either be paid currently to the participant either directly by us or through the ESOP or reinvested in our common stock and held in such participant’s account in the ESOP. Any such cash dividends to be paid currently to participants will be paid in cash. Dividends on shares of unallocated stock will not be distributed to the participant currently, but will either be applied to pay off any ESOP loans or held in the ESOP. The ESOP currently does not have any ESOP loans.

As of January 2, 2022, participants who have attained age 50 and who have completed at least 3 years of participation in the ESOP are permitted to diversify a portion of their respective ESOP accounts over a period of 11 years. For each of the 11 plan years that a participant is allowed to diversify his or her accounts, the participant is permitted to diversify up to 50% of the value (as of the last day of the preceding plan year) of their vested diversification eligible ESOP account. This diversification election applies only to shares acquired by the ESOP after 1987, or the Diversification Eligible Shares. Shares acquired by the ESOP prior to 1987 are not eligible for this diversification election. In January 2021, the Board approved an amendment to the ESOP which, for diversifications processed after January 1, 2021, will permit qualified participants to generally be permitted to direct the ESOP as to diversification of 50% of the value of the vested portion of the Participant’s ESOP account. The definition of such a qualified Participant shall mean a Participant who has attained the age of 50 and who has completed at least 3 years of participation in the ESOP and other criteria.

ESOP distributions will be made in the form of shares of our common stock (other than distributions in respect of fractional shares, which will be made in cash) and will be available for sale into the public market, subject to compliance with applicable federal securities laws.

Pay Versus Performance Table

The following table sets forth additional compensation information of our Chief Executive Officer (CEO) and our other NEOs along with our total shareholder return, the total shareholder return of the peer group identified below, our net income, and revenue, our company selected measure, for our fiscal years ending in 2020, 2021, 2022, 2023 and 2024:

							Value of Initial Fixed $100 Investment Based On:		(in thousands)
Year (1)	Summary Compensation Table Total for CEO#1	Compensation Actually Paid to CEO#1 (2)(3)	Summary Compensation Table Total for CEO#2	Compensation Actually Paid to CEO#2 (2)(3)	Average Summary Compensation Table Total for Other NEOs	Average Compensation Actually Paid to Other NEOs (2)(3)	Total Shareholder Return (9)	Peer Group Total Shareholder Return (9)	Net income	Revenue
2024	11,013,860	25,820,865 (4)			2,421,701	3,855,899 (4)	223.45	189.71	235,053	6,750,576
2023	18,596,895	25,548,246 (5)			2,160,582	3,296,957 (5)	151.91	165.65	161,149	5,442,749
2022	6,973,806	10,626,325 (6)			1,945,846	3,331,189 (6)	112.04	142.59	96,664	4,195,272
2021	5,348,118	4,077,659 (7)	7,119,599	3,822,001 (7)	1,498,734	864,158 (7)	81.52	139.03	64,072	3,660,771
2020			8,231,959	2,601,283 (8)	2,507,932	1,676,265 (8)	88.20	115.30	98,541	3,918,946

(1)
NEOs included in the above compensation columns reflect the following:

Year	CEO#1	CEO#2	Other NEOs
2024	Carey A. Smith		Susan M. Balaguer, Michael R. Kolloway and Matthew Ofilos
2023	Carey A. Smith		Susan M. Balaguer, Michael R. Kolloway and Matthew Ofilos
2022	Carey A. Smith		Susan M. Balaguer, George L. Ball, Charles L. Harrington, Michael R. Kolloway and Matthew Ofilos
2021	Carey A. Smith	Charles L. Harrington	George L. Ball, Debra A. Fiori and Michael R. Kolloway
2020		Charles L. Harrington	George L. Ball, Debra A. Fiori, Michael R. Kolloway and Carey A. Smith

(2)
Fair value or change in fair value, as applicable, of equity awards in the Compensation "Actually Paid" columns was determined by reference to (1) for RSU awards (excluding Total Shareholder Return “TSR” awards and other performance-based awards), closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for performance-based RSU awards (excluding TSR Awards), the same valuation methodology as RSU awards above except year-end values are multiplied times the probability of achievement as of each such date (3) for TSR-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable valuation date(s).
(3)
For the portion of “Actually Paid” compensation that is based on year-end stock prices, the following prices were used: December 31, 2024 $92.25 (47.1% increase from prior year), December 31, 2023 $62.71 (35.6% increase from prior year), December 31, 2022 $46.25 (37.4% increase from prior year), December 31, 2021 $33.65 (7.58% reduction from prior year), December 31, 2020 $36.41 (11.8% reduction from prior year).
(4)
2024 Compensation "Actually Paid" to CEO#1 of $25,820,865 and the average Compensation "Actually Paid" to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	Average Other NEOs
Total Reported in 2024 Summary Compensation Table (SCT)	11,013,860	2,421,701
Less, value of Stock Awards reported in SCT	(7,532,264)	(1,065,722)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	8,815,250	1,247,247
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	12,111,084	1,124,216
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	1,412,935	128,456
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	14,807,005	1,434,198
Compensation "Actually Paid" for Fiscal Year 2024	25,820,865	3,855,899

(5)
2023 Compensation "Actually Paid" to CEO#1 of $25,548,246 and the average Compensation "Actually Paid" to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	Average Other NEOs
Total Reported in 2023 Summary Compensation Table (SCT)	18,596,895	2,160,582
Less, value of Stock Awards reported in SCT	(15,215,909)	(872,752)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	17,670,848	1,255,989
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	4,516,447	731,953
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	(20,035)	21,186
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	6,951,351	1,136,375
Compensation "Actually Paid" for Fiscal Year 2023	25,548,246	3,296,957

(6)
2022 Compensation “Actually Paid” to CEO#1 of $10,626,325 and the average Compensation “Actually Paid” to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	Average Other NEOs
Total Reported in 2022 Summary Compensation Table (SCT)	6,973,806	1,945,846
Less, value of Stock Awards reported in SCT	(4,730,700)	(990,085)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	6,577,029	1,239,181
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	1,736,210	570,784
Plus, FMV of Awards Granted this Year and that Vested this Year	—	326,744
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	69,980	238,720
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	3,652,519	1,385,343
Compensation "Actually Paid" for Fiscal Year 2022	10,626,325	3,331,189
(7)
2021 Compensation “Actually Paid” to CEO#1 of $4,077,659, CEO#2 of $3,822,001 and the average Compensation “Actually Paid” to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#1	CEO#2	Average Other NEOs
Total Reported in 2021 Summary Compensation Table (SCT)	5,348,118	7,119,599	1,498,734
Less, value of Stock Awards reported in SCT	(3,895,113)	(5,382,006)	(829,496)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	3,339,277	4,853,848	748,094
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(618,697)	(2,264,902)	(215,544)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	(95,926)	(504,539)	(337,629)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—	—
Total Adjustments	(1,270,459)	(3,297,598)	(634,576)
Compensation "Actually Paid" for Fiscal Year 2021	4,077,659	3,822,001	864,158

(8)
2020 Compensation “Actually Paid” to CEO#2 of $2,601,283 and the average Compensation “Actually Paid” to other NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	CEO#2	Average Other NEOs
Total Reported in 2020 Summary Compensation Table (SCT)	8,231,959	2,507,932
Less, value of Stock Awards reported in SCT	(4,974,490)	(1,221,932)
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	4,626,904	1,104,283
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(4,069,659)	(569,652)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from prior year-end) of Prior Year awards that Vested this year	(1,213,431)	(144,365)
Less Prior Year Fair Value of Prior Year awards that Failed to vest this year	—	—
Total Adjustments	(5,630,676)	(831,667)
Compensation "Actually Paid" for Fiscal Year 2020	2,601,283	1,676,265
(9)
Company and peer group TSR reflects the Company’s Compensation Peer Group as approved in each year and reflected in the Compensation Discussion & Analysis of each of our 2021, 2022, 2023, 2024 and 2025 Annual Proxy Statements, respectively. The TSR for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested into the peer group for that applicable year on December 31, 2019.

The only changes to the peer group in 2023 relative to 2022 was the removal of Maxar Technologies Inc and ManTech International Corporation as a result of their acquisitions. In 2022, the only change to the peer group relative to 2021 was the removal of Cubic Corporation as a result of its acquisition. 3-year TSR for the peer group approved in 2021, assuming a $100 initial investment on 12/31/2019, would have been $141.75. Changes to the peer group made in 2021 relative to the 2020 peer group were the removals of FLIR Systems and Perspecta as a result of their acquisitions and the addition of Maxar in light of its business relevance and size. 2-year TSR for the peer group approved in 2020, assuming a $100 initial investment on 12/31/2019, would have been $135.62.

Performance Measures

The following performance measures reflect the Company’s most important performance measures in effect for 2024, as further described and defined in the Compensation Discussion and Analysis under How We Performed in Fiscal 2024, Annual Cash Incentives and Long-Term Incentives.

Revenue: Revenue as reported in financial statements, which excludes equity in earnings from unconsolidated joint ventures and bad debt expense.

Adjusted EBITDA: Earnings attributable to Parsons Corporation, adjusted to include earnings attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that are not considered in the evaluation of ongoing operating performance. These other items include earnings attributable to noncontrolling interests, asset impairment charges, income and expense recognized on litigation matters, expenses incurred in connection with acquisitions and other non-recurring transaction costs and expenses related to restructuring.

Awards: Awards booked into backlog generally represent the amount of revenue, excluding equity in earnings, expected to be earned in the future from funded and unfunded contract awards received during the period. Contract awards include both new and re-compete contracts and task orders.

Cash Flow: Represents cash flow from operating activities as presented in the financial statements.
Diversity: Global Gender and US Race/Ethnic representation.

Relationship Between Compensation “Actually Paid” and Performance Measures

The table below reflects the relationship between the Compensation "Actually Paid" for each individual serving as CEO and the average of other NEOs and the performance measures shown in the pay versus performance table from 2020 to 2024:

We believe the Compensation “Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance”

as the Compensation “Actually Paid” fluctuated year-over-year and in relation to Summary Compensation Table pay, primarily as a result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Program and our LTI Program, including our Revenue.

Relationship Between Compensation “Actually Paid” to our CEO and the Average of the Compensation “Actually Paid” to the Other NEOs and the Company’s Cumulative TSR.

Compensation "Actually Paid" versus Total Shareholder Return
Compensation "Actually Paid"
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
Total Shareholder Return
$250
$200
$150
$100
$50
$0
N/A
N/A
N/A
N/A
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
CEO#1 Compensation "Actually Paid"
CEO#2 Compensation "Actually Paid"
Other NEOs Average Compensation "Actually Paid"
Parsons TSR
Peer Group TSR

For 2020 and 2021, the Compensation “Actually Paid” to CEO #2 (Mr. Harrington) was 68% and 46% lower than Summary Compensation Table pay, while our TSR in each year was -12% and -8%. The average of the Compensation “Actually Paid” to the Other NEOs in 2020 and 2021 was 33% and 42% lower than the average Summary Compensation Table value. For 2022, 2023 and 2024, the Compensation “Actually Paid” to CEO #1 (Ms. Smith) increased by 52%, 37% and 134% relative to Summary Compensation Table pay, while our TSR in each year was +37%, +36% and +47%. Average Compensation “Actually Paid” to our NEOs was 71%, 53% and 59% higher than the average Summary Compensation Table value in 2022, 2023 and 2024.

Relationship Between Compensation “Actually Paid” to our CEO and the Average of the Compensation “Actually Paid” to the Other NEOs and the Company’s Net Income. For 2020 and 2021, the Compensation “Actually Paid” to CEO #2 (Mr. Harrington) was 68% and 46% lower than Summary Compensation Table pay, while our net income growth in each year was -18% and -35%. The average of the Compensation “Actually Paid” to the Other NEOs in 2020 and 2021 was 33% and 42% lower than the average Summary Compensation Table value. For 2022, 2023 and 2024, our Compensation “Actually Paid” to CEO #1 (Ms. Smith) increased by 52%, 37% and 134% relative to Summary Compensation Table pay, alongside an increase in net income of 51%, 67% and 46%. Average Compensation “Actually Paid” to our NEOs was 71%, 53% and 59% higher than the average Summary Compensation Table value in 2022, 2023 and 2024.

Relationship Between Compensation “Actually Paid” to our CEO and the Average of the Compensation “Actually Paid” to the Other NEOs and the Company’s Revenue. For 2020 and 2021, the Compensation “Actually Paid” to CEO #2 (Mr. Harrington) was 68% and 46% lower than Summary Compensation Table pay, while our revenue growth in each year was -1% and -7%. The average of the Compensation “Actually Paid” to the Other NEOs in 2020 and 2021 was 33% and 42% lower than the average Summary Compensation Table value. For 2022, 2023 and 2024, our Compensation “Actually Paid” to CEO #1 (Ms. Smith) increased by 52%, 37% and 134% relative to Summary Compensation Table pay, alongside an increase in revenue of 15%, 30% and 24%. Average Compensation “Actually Paid” to our NEOs was 71%, 53% and 59% higher than the average Summary Compensation Table value in 2022, 2023 and 2024.

As a result, our Compensation “Actually Paid”, measured relative to Summary Compensation Table figures, has been directionally aligned with our performance over the timeframe that the table covers.

DIRECTOR COMPENSATION

Our Directors who are also our employees will not receive any additional compensation for their service on our Board, but we believe that attracting and retaining qualified non-employee Directors is critical to our future growth and governance.

The Compensation and Management Development Committee reviews non-employee Director compensation biennially. In July 2022 and again in October 2024, the Compensation and Management Development Committee reviewed non-employee Director pay practices of our peer group. For information on our peer group, see Assessing Compensation Competitiveness in the Compensation Discussion and Analysis. Looking ahead, the Compensation and Management Development Committee has approved adjustments to the non-employee Director's compensation for the fiscal year 2025 to better align with market and to ensure we continue to attract and retain highly qualified board members. The changes include a modest increase to the following: Annual Board Retainer to $110,000; Audit and Risk Committee Chair Additional Retainer to $25,000; and the long-term incentive compensation to $180,000. Further, the long-term incentive compensation vesting schedule has been adjusted to vest immediately upon grant.

Cash Compensation. Effective for 2024, our non-employee Directors were eligible to receive the following cash compensation:

Component	Annual Amount
Annual Board Retainer	$100,000
Annual Lead Independent Director Additional Retainer	$35,000
Audit and Risk Committee Chair Additional Retainer	$20,000
Audit and Risk Committee Member Additional Retainer	$11,500
Compensation and Management Development Committee Chair Additional Retainer	$18,000
Compensation and Management Development Committee Member Additional Retainer	$8,000
Corporate Governance and Responsibility Committee Chair Additional Retainer	$15,000
Corporate Governance and Responsibility Committee Member Additional Retainer	$8,000

Non-employee Directors are able to elect to receive all or a portion of their cash retainers in the form of fully vested shares of our common stock, which shares are issued on the first day of each calendar quarter, in advance (and, in the case of a newly elected or appointed non-employee Director, on the first day of his or her service for the then-current quarter). The number of shares to be issued is equal to (1) the cash retainer to be paid in the form of shares, divided by (2) the 60 trading-day weighted average of our common stock, up to and including the last day of the preceding calendar quarter, rounded up to the nearest whole share. These shares are issued under our 2019 Incentive Award Plan.

Our non-employee Directors are eligible to defer the cash compensation paid to them by us (and any shares issued in satisfaction of cash retainers as described above) under the Fee Deferral Plan for Outside Directors of the Parsons Corporation (the “Fee Deferral Plan”). The Fee Deferral Plan allows a non-employee Director to defer his or her annual retainer (and any shares issued in satisfaction of cash retainers as described above) until his or her termination of service or, if earlier, death. Deferred fees (or shares) will generally be payable in a lump sum or in five or ten installments. In the event of a change in control of the Company, all balances will be paid in a lump sum upon the change in control or as soon as practicable thereafter. Any shares deferred pursuant to such a deferral election will be issued in the form of a deferred fee award consisting of a number of restricted stock units under the Incentive Plan determined in accordance with the formula above and reflecting the non-employee Director’s deferral election.

Long-Term Incentive Compensation. The non-employee Directors are granted time-based RSUs under the 2019 Incentive Award Plan. On the date of each annual stockholders’ meeting, each non-employee Director will be granted such number of RSUs as is equal to (1) $170,000, divided by (2) the 60-trading day weighted average of our common stock, up to and including the last day preceding the grant date, rounded up to the nearest whole share.

The Non-Employee Director Compensation Policy includes eligibility of a pro-rated initial time-based RSU grant for non-employee Directors who join the Board at a time other than at the annual stockholder’s meeting. In such case, the new non-employee Director will be granted a number of initial restricted stock units equal to the amount of (1) the annual target dollar amount, multiplied by (2) a fraction with i) a numerator equal to the number of whole calendar months between the date of the non-employee Director’s initial election or appointment to the Board and the date of the next annual stockholder’s meeting, and ii) a denominator equal to 12, divided by (3) the 60 Trading Day Weighted Average Stock Price for the Determination Period up to and including the last day preceding the date of grant, rounded up to the nearest whole share. The restricted stock unit award will vest on the same date as the vesting schedule of the immediately preceding annual awards granted to the other continuing non-employee Directors, provided that the non-employee Director is then serving as a member of the Board of Directors. Company executives transitioning to a non-employee Director role are ineligible for the prorated initial grant.

Except as described above for a prorated initial grant, RSUs will vest on the first anniversary of the date of grant. The RSUs will also vest upon a change in control (as defined in the 2019 Incentive Award Plan), or a non-employee Director’s death or disability. In the case of retirement from the Board, for RSUs granted from and after April 21, 2020, the non-employee Director’s RSUs will accelerate and vest in a prorated portion of the RSUs scheduled to vest on the next annual vesting date, based on the portion of days that has elapsed since the grant date. The non-employee Directors are also eligible to make deferral elections with respect to such RSUs, with the deferral alternatives under the Fee Deferral Plan.

Directors may contribute to Parsons Political Action Committee (“PARPAC”), a voluntary, bipartisan separate segregated fund dedicated to supporting candidates for federal and state office who understand the Parsons business, represents our facilities and employees, may have oversight over our industry, and exemplifies Parsons’ core values. Parsons will match PARPAC pledges of more than $500 with an annual corporate contribution each year to a 501(c)(3) organization of the Directors choice, subject to the Parsons Political Contributions Policy and PARPAC pledge matching practice.

Non-Employee Director Ownership Guidelines

The Board believes that it is important to link the interests of non-employee Directors to those of our stockholders. The stock ownership guidelines require our non-employee Directors to accumulate and hold a minimum number of shares of Parsons common stock within five years of the later of (1) the effective date of the policy or (2) the date of appointment to the Board. The specific Parsons stock ownership guidelines for our non-employee Directors is 5X their annual retainer.

For our non-employee Directors, shares of our common stock that count towards satisfaction of this guideline include (1) common stock directly owned by the non-employee Director or immediate family member (2) common stock owned indirectly if the individual has an economic interest in the shares (beneficial ownership as defined in Rule 13d-3 and reported in the proxy) (3) unvested restricted stock or RSUs, and (4) vested units held in deferral accounts under the SVRP, which was a plan under which non-employee Directors received grants (similar to phantom equity) prior to IPO.

Value of ownership will be measured by reference to the trailing 60 trading day weighted average of the Parsons common stock, up to and including last day of the calendar year; compliance will be evaluated annually.

Our non-employee Directors are currently in compliance, either by meeting their non-employee Director ownership requirement, or by having made sufficient progress toward their ownership requirement based on time in role.

The following table contains information concerning the compensation of our non-employee Directors in fiscal 2024.

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
George L. Ball	100,000	172,010	—	5,000	277,010
Mark K. Holdsworth	116,000	172,010	—	5,000	293,010
Steven F. Leer	164,500	172,010	—	5,000	341,510
Letitia A. Long	119,500	172,010	—	5,000	296,510
Ellen Lord	116,000	172,010	—	5,000	293,010
General Darren W. McDew, USAF (ret)	116,000	172,010	—	5,000	293,010
Harry T. McMahon	119,500	172,010	—	5,000	296,510
M. Christian Mitchell	128,000	172,010	—	5,000	305,010
Major General Suzanne M. Vautrinot, USAF (ret)	126,500	172,010	—	5,000	303,510
David C. Wajsgras(3)(4)	119,500	180,607	776	5,000	305,883

(1)
For 2024, this column represents the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of stock awards granted to the non-employee Directors. Amounts do not correspond to the actual value that will be realized by the non-employee Directors. The non-employee Directors grant date fair value as calculated under FASB ASC Topic 718 of the stock awards is determined by multiplying our share price on the date of grant by the number of shares subject to the award. For additional information on the valuation assumptions used in the calculation of these amounts, refer to note 6 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC. The table below forth the aggregate number of unvested RSUs held by each non-employee Director as of December 31, 2024.
(2)
This column represents Company matching contributions to charitable organizations.
(3)
Mr. Wajsgras deferred fees earned in fiscal year 2024.

(4)
Mr. Wajsgras chose to receive $119,500 of target value fees earned in fiscal year 2024 in the form of fully vested shares of our common stock and received 1,591 shares. The amount of the target value non-employee Director fees that Mr. Wajsgras elected to receive in the form of shares is reflected in the “Fees Earned or Paid in Cash” column, and the fair market value that was greater than the target value earned was $8,596 and is reflected in the “Awards” column.

Name	Unvested RSUs
George L. Ball	2,179
Mark K. Holdsworth	2,179
Steven F. Leer	2,179
Letitia Long	2,179
Ellen Lord	2,179
General Darren W. McDew, USAF (ret)	2,179
Harry T. McMahon	2,179
M. Christian Mitchell	2,179
Major General Suzanne M. Vautrinot, USAF (ret)	2,179
David C. Wajsgras	2,179

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 regarding compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	—	—	1,367,785 (2)
Equity compensation plans not approved by security holders	1,883,018 (3)	—	7,651,085 (4)

(1)
Consists of the 2020 Employee Stock Purchase Plan.
(2)
Amount represents 1,367,785 shares remaining available for future issuance under the 2020 Employee Stock Purchase Plan (of which 47,860 shares were purchased pursuant to the offering period that ended on December 31, 2024).
(3)
Amount represents 1,883,018 shares of common stock subject to outstanding RSU and PSU awards under the 2019 Incentive Plan (with PSU awards reflected at “target” levels).
(4)
Amount represents 7,651,085 shares remaining available for future issuance under the 2019 Incentive Plan. The number of shares of our common stock initially reserved for issuance under awards granted pursuant to the 2019 Incentive Plan is equal to 11,700,000 shares. In no event will more than 11,700,000 shares be issued pursuant to awards under the 2019 Incentive Plan.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee is composed of five Directors identified below, each of whom is an independent Director as defined by the applicable SEC directors' rules and the NYSE listing standards. Mr. Mitchell, the Chair of the Audit and Risk Committee, Mr. Leer and Mr. Wajsgras have been designated by the Board as “audit committee financial experts” under applicable SEC rules. The following is the report of the Audit and Risk Committee with respect to the Company’s audited financial statements as of and for the year ended December 31, 2024 and the notes thereto.

The Audit and Risk Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to, among other things, the Company’s accounting, auditing, and financial reporting processes, internal controls, compliance with legal and regulatory requirements and its code of ethics and risk management, as discussed more fully in the Audit and Risk Committee charter, a copy of which is available on our website, www.parsons.com. In accordance with its charter, the Audit and Risk Committee appoints the Company’s independent registered public accounting firm, PwC, subject to stockholder ratification, and conducts an annual review of its performance. In addition, the Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by PwC, and the fees for those services. The Audit and Risk Committee also oversees the Company’s internal audit function, including its annual audit plan, budget, and staffing. As part of its oversight role, the Audit and Risk Committee meets throughout the year, separately and together, with each of management, the Company’s internal auditors, and PwC.

Management has the primary responsibility for the Company’s financial statements and accounting and reporting processes, including the systems of internal accounting control. PwC is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and rendering opinions on whether the financial statements are in conformity with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.

The Audit and Risk Committee has reviewed and discussed with management of the Company and PwC, the audited consolidated financial statements of the Company for the year ended December 31, 2024 (the “Audited Financial Statements”), and their assessment of the effectiveness of internal control over financial reporting. The Audit and Risk Committee also reviewed any significant audit findings identified by PwC, and those identified by the Company’s internal auditors as well as management’s responses thereto. In addition, the Audit and Risk Committee discussed with PwC the matters required to be discussed under PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

The Audit and Risk Committee has also: (i) considered whether non-audit services provided by PwC are compatible with its independence; (ii) received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit and Risk Committee concerning independence; and (iii) discussed with PwC its independence.

Based on the reviews and discussions described above, the Audit and Risk Committee recommended to the Board that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

THE AUDIT AND RISK COMMITTEE
M. Christian Mitchell (Chair)
Steven F. Leer Letitia A. Long Harry T. McMahon Suzanne M. Vautrinot David C. Wajsgras

PRE-APPROVAL OF SERVICES BY INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit and Risk Committee pre-approves all audit, audit-related, tax, and other services performed by our independent auditors. The Audit and Risk Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit and Risk Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit and Risk Committee. The Audit and Risk Committee has delegated to the chair of the Committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the Audit and Risk Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit and Risk Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Fees

The following table presents the Company’s fees for services performed by its principal accounting firm, PwC, during fiscal years 2024 and 2023.

(Amounts in thousands)	2024	2023
Audit fees (1)	$5,566	$5,086
Audit-related fees	—	—
Tax fees (2)	26	—
All other fees (3)	20	23
Total	$5,612	$5,109

(1)
Audit fees principally include those for services related to the audit and quarterly reviews of the Company’s consolidated financial statements, consultation on accounting matters and services that are normally provided by PwC in connection with statutory and regulatory filings or other engagements.
(2)
Tax fees principally include domestic and foreign tax compliance and advisory services.
(3)
Associated with annual license fees for software used by management in performing technical research and ensuring completeness of financial statement disclosures.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit and Risk Committee has appointed PwC as the independent auditors to perform an integrated audit of the Company for the year ending December 31, 2025. PwC served as our independent auditors for the year ended December 31, 2024. Stockholder approval of the appointment is not required.

The Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of PwC, the Audit and Risk Committee will reconsider whether to hire the firm and may retain PwC or hire another firm without resubmitting the matter for stockholders to approve. The Audit and Risk Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of PwC are expected to be present at the annual meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for fiscal year 2025.

PROPOSAL 3: ADVISORY VOTE ON COMPANY’S EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is providing stockholders with a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the CD&A, the accompanying compensation tables, and the related narrative disclosure in this proxy statement. Although this vote is advisory, the Board and the Compensation and Management Development Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

As described in detail under the CD&A, our compensation programs are designed to attract, motivate, and retain executives of outstanding ability to meet and exceed the demands of our clients, focus management on optimizing stockholder value and fostering an ownership culture, create appropriate rewards for outstanding performance and penalties for underperformance, and provide competitive rewards that foster collaboration by rewarding executives for their contribution to our overall performance and financial success while determining and allocating incentives based on our performance as a whole in recognition of the spirit and culture of collaboration that has defined us throughout our history. Accordingly, the Board submits the following resolution for a stockholder vote at the 2024 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the CD&A, the accompanying compensation tables, and the related narrative disclosure in the Company’s proxy statement for the 2025 Annual Meeting.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis of this proxy statement.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

By order of the Board of Directors
Carey A. Smith, Chair

Chantilly, Virginia March 3, 2025

IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND PROXY PROCEDURES

The Board is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on April 15, 2025, beginning at 9:00 a.m. (EDT). The meeting will be held virtually at virtualshareholdermeeting.com/PSN2025.

Why am I receiving these proxy materials?

You have received these proxy materials because our Board is soliciting your proxy to vote your shares at the annual meeting. As a stockholder, you are invited to attend the annual meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and describes issues on which we would like you to vote at our Annual Meeting of Stockholders. It also gives you information on these issues so that you can make an informed decision. The proxy materials include our proxy statement for the annual meeting, our annual report to stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2024 and the proxy card, or a voting instruction card, for the annual meeting.

Our Board has made this proxy statement and proxy card available to you on the Internet because you own shares of Class A common stock of the Company.

If you submit a proxy by using the Internet, by calling or by signing and returning the proxy card, you will appoint Carey A. Smith and Michael R. Kolloway (with full power of substitution) as your representatives at the annual meeting. They will vote your shares at the annual meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with his or her best judgment. By submitting a proxy, you can ensure your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the virtual annual meeting, we encourage you to submit a proxy in advance by using the Internet, by calling or by signing and returning your proxy card. If you vote by Internet or by calling, you do not need to return your proxy card.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to the “Notice and Access” rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet at www.proxyvote.com. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis if you submit your request in writing at proxyvote.com, or by email to sendmaterial@proxyvote.com, or by phone at 1-800-579-1639. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the impact to the environment.

How do I attend the virtual annual stockholders’ meeting?

Information for attending the virtual annual meeting is provided in the Notice Regarding the Availability of Proxy Materials sent to all stockholders of record as of February 14, 2025.

Who is entitled to vote at the annual meeting?

Holders of the Company’s common stock are entitled to vote at the annual meeting. The Board has established the record date for the annual meeting as February 14, 2025. Only holders of record of the Company’s common stock on the record date are entitled to receive notice of the meeting and to vote at the meeting.

How many shares must be present to hold the annual meeting?

In order for us to lawfully conduct business at the annual meeting, the holders of stock representing a majority of the voting power of all shares issued and outstanding and entitled to vote at the meeting must be present in person or represented by proxy. This is referred to as a quorum.

How many shares may I vote?

On February 14, 2025, 106,777,126 shares of our common stock were outstanding. Each share of Class A common stock is entitled to one vote, and stockholders do not have the right to cumulate their votes for the election of Directors.

What am I voting on and what are the Board’s recommendations?

Proposal	Description	Board’s Voting Recommendation	Page Reference

No. 1	Election of four director nominees	FOR each nominee	7

No. 2	Ratification of appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered accounting firm for fiscal year 2025	FOR	73

No. 3	A non-binding advisory vote on the compensation program for the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis (“CD&A”) of the proxy statement	FOR	74

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare, you are considered a “stockholder of record” with respect to those shares. In this case, we mailed the proxy materials and our annual report to you directly.

If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares, which are held in “street name.” In this case, the proxy materials and our annual report were forwarded to you by your broker or bank. As the beneficial owner, you have the right to direct your broker or bank how to vote your shares by following the voting instructions included in the mailing.

What is the procedure for voting?

If you are a stockholder of record of common stock, you can vote your shares at the annual meeting by attending the virtual meeting and completing a ballot pursuant to the instructions contained in the Notice provided to all stockholders of records as of February 14, 2025. The information is contained in the sections entitled “How to Access the Proxy Materials” and “How to Vote”. You can also give a proxy to be voted at the annual meeting in one of three ways: (1) over the telephone by calling a toll-free number provided on the enclosed proxy card, (2) electronically via the Internet as described in the enclosed proxy card, or (3) date, sign, and complete the proxy card and return it in the enclosed envelope, which requires no postage stamp if mailed in the United States.

Can I change my proxy?

You may revoke your proxy before it is voted at the annual meeting by delivering a signed revocation letter to the Secretary of the Company at 14291 Park Meadow Drive, Suite 100, Chantilly, Virginia 20151, or by submitting a new proxy, dated later than your first proxy, in one of the ways described in the answer to the previous question. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the meeting.

Can other matters be decided at the annual meeting?

The Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

What if I am a stockholder of record and do not provide voting instructions when returning a proxy?

Stockholders should specify their choice for each matter on the proxy card. Proxies that are signed and returned but do not contain voting instructions will be voted:

•
FOR the election of all director nominees as set forth in this proxy statement;
•
FOR the ratification of the appointment of PwC as the Company’s independent registered accounting firm for fiscal 2025;
•
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

What if I am a beneficial owner and do not give voting instructions to my broker?

If your shares are held by a broker in “street name,” your brokerage firm may vote your shares on certain “routine” matters if you do not provide voting instructions. The ratification of an independent registered public accounting firm is an example of a routine matter. If you do not provide voting instructions, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter. A brokerage firm cannot vote your shares on non-routine matters, such as the election of Directors, and advisory vote on executive compensation. If your brokerage firm has not received voting instructions on a non-routine matter, these shares will be considered “broker non-votes” to the extent that the brokerage firm submits a proxy.

How are abstentions and broker non-votes counted?

Abstentions will be treated as present for purposes of determining a quorum but will not be included in vote totals. Abstentions will have the effect of a vote “against” each of the proposals, other than for the election of Directors whereby abstentions will not affect the outcome.

Broker non-votes are counted for purposes of establishing a quorum. Broker non-votes will have no effect on the outcome of the non-routine proposals. For the routine proposal, the ratification of an independent registered public accounting firm, discretionary voting by a broker is permitted.

Who will count the votes?

A representative from Broadridge Financial Services will tabulate the votes and act as the inspector of election for the annual meeting.

Who will bear the costs of soliciting votes for the annual meeting?

We will bear all costs of soliciting proxies. Pursuant to rules adopted by the SEC, we have elected to deliver a notice of Internet availability of proxy materials to stockholders and provide Internet access to those proxy materials. Stockholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

When will the Company announce the voting results?

The preliminary voting results will be announced at the annual meeting. The Company will report the final results on our website and in a Current Report on Form 8-K filed with the SEC.

Can I receive a copy of the Annual Report?

The annual report of the Company on Form 10-K for the year ended December 31, 2024 is being furnished concurrently with this proxy statement to persons who were stockholders of record as of February 14, 2025, the record date for the annual meeting.

What is “householding” and how does it affect me?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report on Form 10-K and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, if you want to receive separate copies of the proxy statement, annual report to stockholders, or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact Broadridge Householding Department, by writing Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or calling their toll free number, (866) 540-7095.

How do I submit a proposal for action at the annual of meeting of stockholders in 2026?

Under applicable SEC rules and regulations, the Company will review for inclusion in next year’s proxy statement stockholder proposals received by November 4, 2025. Proposals should be sent to the Secretary of the Company at 14291 Park Meadow Drive, Suite 100, Chantilly, Virginia 20151.

Pursuant to our amended and restated bylaws, stockholder proposals not included in next year’s proxy statement may be brought before the 2026 Annual Meeting of Stockholders by a stockholder of the Company who is entitled to vote at the meeting, who has given a written notice to the Secretary of the Company at 14291 Park Meadow Drive, suite 100, Chantilly, Virginia 20151 containing certain information specified in the amended and restated bylaws and who was a stockholder of record at the time such notice was given.

Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than December 16, 2025 and no later than January 15, 2026, except that if the date of the 2024 Annual Meeting of Stockholders is more than thirty days before or more than sixty days after the one-year anniversary of the 2025 Annual Meeting, such notice must be delivered at the address no later than the later of (i) the ninetieth day prior to the new date of such annual meeting and (ii) the tenth day following the day on which a public announcement of the new date of such annual meeting is first made.

In addition to satisfying the foregoing requirements under the company’s bylaws, to comply with universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 15, 2026, except that, if the date of the 2026 Annual Meeting has changed by more than 30 calendar days from the date of the previous year, then notice must be provided by the later of (i) 60 calendar days prior to the new date of such annual meeting or (ii) the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the registrant.

APPENDIX A

RECONCILIATION OF NON-GAAP METRICS

A reconciliation of net income (loss) attributable to Parsons Corporation to adjusted EBITDA is set forth below (in thousands).

	December 31, 2024	December 31, 2023	December 31, 2022
Net income attributable to Parsons Corporation	$235,053	$161,149	$96,664
Interest expense, net	40,154	29,306	22,219
Income tax expense (benefit)	76,986	56,138	39,657
Depreciation and amortization	99,251	119,973	120,501
Net income attributable to noncontrolling interests	55,612	46,766	29,901
Equity-based compensation	61,492	36,151	24,354
Transaction-related costs (a)	17,138	12,013	16,270
Convertible debt repurchase loss	18,355	—	—
Restructuring (b)	—	1,244	213
Other (c)	912	1,933	3,003
Adjusted EBITDA	$604,953	$464,673	$352,782

(a)
Reflects costs incurred in connection with acquisitions, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(b)
Reflects costs associated with and related to our corporate restructuring initiatives.
(c)
Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.

Adjusted EBITDA is a supplemental measure of our operating performance included in the Annual Report on Form 10-K because it is used by management and our Board of Directors to assess our financial performance both on a segment and on a consolidated basis. We discuss adjusted EBITDA because our management uses this measure for business planning purposes, including to manage the business against internal projected results of operations and to measure the performance of the business generally. Adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry.

Adjusted EBITDA is not a U.S. GAAP measure of our financial performance or liquidity and should not be considered as an alternative to net income as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with U.S. GAAP. We define adjusted EBITDA as net income attributable to Parsons Corporation, adjusted to include net income attributable to noncontrolling interests and to exclude interest expense (net of interest income), provision for income taxes, depreciation and amortization and certain other items that we do not consider in our evaluation of ongoing operating performance. These other items include, among other things, impairment of goodwill, intangible and other assets, interest and other expenses recognized on litigation matters, expenses incurred in connection with acquisitions and other non-recurring transaction costs, equity-based compensation, and expenses related to our corporate restructuring initiatives. Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect tax payments, debt service requirements, capital

A-1

expenditures and certain other cash costs that may recur in the future, including, among other things, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on our U.S. GAAP results in addition to using adjusted EBITDA supplementally. Our measure of adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

The following table shows adjusted EBITDA attributable to Parsons Corporation for each of our reportable segments and adjusted EBITDA attributable to noncontrolling interests:

	Fiscal Year Ended
(U.S. dollars in thousands)	December 31, 2024	December 31, 2023	December 31, 2022
Federal Solutions adjusted EBITDA attributable to Parsons Corporation	$415,338	$289,250	$199,004
Critical Infrastructure adjusted EBITDA attributable to Parsons Corporation	132,901	127,785	123,385
Adjusted EBITDA attributable to noncontrolling interests	56,714	47,638	30,393
Total adjusted EBITDA	$604,953	$464,673	$352,782

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Results,” and “Note 20—Segments Information” in the notes to our consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 19, 2025 for a further discussion regarding our segment adjusted EBITDA attributable to Parsons Corporation.

A-2

PARSONS CORPORATION 14291 PARK MEADOW DRIVE, SUITE 100 CHANTILLY, VA 20151 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote,com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 14, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 10, 2025 for shares held in ESOP. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PSN2025, You may attend the meeting via the Internet and vote during the meeting. Have the information that’s printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 14, 2025 for shares held directly and by 11:59 p.m. Eastern Time on April 10, 2025 for shares held in ESOP. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have ‘provided or return it to Vote Processing, d/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V61186-P22833 KEEP THIS PORTION FOR YOUR RECORDS: DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PARSONS CORPORATION The Board of Directors recommends you vote "FOR" the following: 1. Election of Directors Nominees: 01) George L. Ball 02) Ellen M. Lord 03) Darren W. McDew 04) Suzanne M. Vautrinot For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote "FOR" proposals 2 and 3. For Against Abstain 2. Ratification of appointment of PwC as the Company's independent registered accounting firm for the fiscal year December 31, 2025. 3. To approve, by non-binding advisory vote, the compensation program for the Company's named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. if any other matters properly come before the meeting or if cumulative voting is required, the person named in this proxy will vote in their discretion. Please sign exactly as your name(s) appears) hereon, When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint ‘owners should each sign personally. All holders must sign. If a corporation or Partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com. PARSONS CORPORATION Annual Meeting of Shareholder April 15, 2025 This proxy is solicited by the Board of Directors The undersigned hereby appoints Carey A. Smith and Michael R. Kolloway, or either of them, as proxies, each with the power to appoint to substitute each, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Parsons Corporation that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Time on April 15, 2025, virtually at www.virtualshareholdermeeting.corv/PSN2025, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side